Filed Pursuant to Rule 424(b)(2)
Registration No. 333-135210
PROSPECTUS SUPPLEMENT Dated August 10, 2006
(To Prospectus Dated July 5, 2006)
$500,000,000
AMB Property, L.P.
SERIES C MEDIUM-TERM NOTES
Unconditionally Guaranteed by AMB Property Corporation

AMP Property, L.P., a Delaware limited partnership, may offer from time to time up to $500,000,000 (or its equivalent in foreign currencies or composite currencies) of its Series C medium-term notes. The specific terms of any notes offered will be included in a pricing supplement. Unless the pricing supplement provides otherwise, the notes will have the following general terms:

•	The notes will mature in nine months or more from the date of issue.

•	The notes will bear interest at either a fixed or floating rate. The floating interest rate will be based on:

•	CD rate

•	CMT rate

•	Commercial paper rate

•	EURIBOR

•	Federal funds rate

•	LIBOR

•	Prime rate

•	Treasury rate

•	Any other rate specified in the applicable pricing supplement

•	We may redeem a note prior to its maturity date and you may have us repay a note prior to its maturity date only if the applicable pricing supplement so specifies.

•	The notes will be denominated in U.S. dollars or a foreign or composite currency and be issued in minimum denominations of $1,000, or appropriate denominations in the foreign or composite currency.

•	Fixed rate interest will be paid on June 30 and December 30, accruing from the date of issue, unless otherwise specified in the applicable pricing supplement.

•	Floating rate interest will be paid on the dates stated in the applicable pricing supplement.

•	The notes will be held in global form by the depository trust company, unless otherwise specified in the applicable pricing supplement.

•	The notes will be our senior unsecured obligations, effectively subordinated to our mortgages and other secured indebtedness, and to all of the indebtedness of our subsidiaries.

•	The notes will be unconditionally guaranteed on a senior unsecured basis by AMB Property Corporation, a Maryland corporation and our general partner. The guarantees will be effectively subordinated to mortgages and other secured indebtedness of AMB Property Corporation and to all of the indebtedness of its subsidiaries.

Investing in the Notes involves Risks. See “Risk Factors” beginning on page S-2 of this Prospectus Supplement.

		Agent’s Discounts	Proceeds to the
	Price to Public	and Commissions	Operating Partnership

Per note	100%	.125% - .750%	99.875% - 99.250%
Total	$500,000,000	$625,000 - $3,750,000	$499,375,000 - $496,250,000
Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus Supplement or the accompanying Prospectus are truthful or complete. Any representation to the contrary is a criminal offense.
Offers to purchase the notes are being solicited from time to time by the agents on our behalf. The agents have agreed to use their reasonable best efforts to sell the notes. This offering may be terminated at any time. We have not made arrangements to place funds in an escrow, trust or similar account. There is no established trading market for the notes and there can be no assurance that a secondary market for the notes will develop. We may also sell the notes without the assistance of any agent.

MORGAN STANLEY

A.G. EDWARDS

BANC OF AMERICA SECURITIES LLC

COMMERZBANK CORPORATES & MARKETS

JPMORGAN

PNC CAPITAL MARKETS LLC

SCOTIA CAPITAL (USA) INC.

WACHOVIA CAPITAL MARKETS, LLC

WELLS FARGO SECURITIES

      You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any pricing supplement. We have not authorized anyone else to provide you with different or additional information. We are offering to sell these notes and seeking offers to buy these notes only in jurisdictions where offers and sales are permitted.
      Neither we nor the agents claim that the information contained in this prospectus supplement, the accompanying prospectus or the applicable pricing supplement is accurate as of any date other than the dates on their respective covers.

ABOUT THIS PROSPECTUS SUPPLEMENT AND PRICING SUPPLEMENTS
      This prospectus supplement sets forth certain terms of the medium-term notes that we may offer. This prospectus supplement supplements the accompanying prospectus and supersedes the accompanying prospectus to the extent it contains information that is different from the information in the accompanying prospectus.
      Each time we offer notes, we will attach a pricing supplement to this prospectus supplement. The pricing supplement will contain the specific description of the notes we are then offering and the terms of the offering. The pricing supplement will supersede this prospectus supplement and the accompanying prospectus to the extent it contains information that is different from the information contained in this prospectus supplement and the accompanying prospectus.
      It is important for you to read and consider all information contained in this prospectus supplement, the accompanying prospectus and the applicable pricing supplement in making your investment decision. You should also read and consider the information contained in the documents identified in “Where You Can Find More Information” in the accompanying prospectus.
      Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus supplement to “we,” “us” or “our” mean AMB Property Corporation, AMB Property, L.P. and their respective subsidiaries.
FORWARD-LOOKING STATEMENTS
      Some of the information included and incorporated by reference in this prospectus supplement and the accompanying prospectus contains forward-looking statements, which are made pursuant to the safe-harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause our actual results to differ materially from those in the forward-looking statements, and you should not rely on the forward-looking statements as predictions of future events. The events or circumstances reflected in forward-looking statements might not occur. You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates” or “anticipates,” or the negative of these words and phrases, or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Forward-looking statements should not be read as guarantees of future performance or results, and will not necessarily be accurate indicators of whether, or the time at which, such performance or results will be achieved. There is no assurance that the events or circumstances reflected in forward-looking statements will occur or be achieved. Forward-looking statements are necessarily dependent on assumptions, data or methods that may be incorrect or imprecise and we may not be able to realize them.
      The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements:

•	changes in general economic conditions or in the real estate sector;

•	defaults on or non-renewal of leases by customers or renewal at lower than expected rent;

•	difficulties in identifying properties to acquire and in effecting acquisitions on advantageous terms and the failure of acquisitions to perform as we expect;

•	risks and uncertainties affecting property development and renovation (including construction delays, cost overruns, our inability to obtain necessary permits and financing, and public opposition to these activities);

•	risks of doing business internationally, including unfamiliarity with new markets and currency risks;

•	a downturn in the U.S., California, or the global economy or real estate conditions;

•	losses in excess of our insurance coverage;

•	our failure to divest of properties on advantageous terms or to timely reinvest proceeds from any such divestitures;

•	unknown liabilities acquired in connection with acquired properties or otherwise;

•	risks associated with using debt to fund acquisitions and development, including re-financing risks;

•	our failure to obtain necessary financing;

•	changes in local, state and federal regulatory requirements;

•	increases in real property tax rates;

•	increases in interest rates and operating costs or greater than expected capital expenditures;

•	environmental uncertainties; and

•	AMB Property Corporation’s failure to qualify and maintain its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended.
      Our success also depends upon economic trends generally, various market conditions and fluctuations and those other risk factors discussed under the heading “Risk Factors” and elsewhere in the most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q for AMB Property, L.P. and AMB Property Corporation and in our other filings with the SEC that are incorporated by reference in this prospectus supplement and the accompanying prospectus. We caution you not to place undue reliance on forward-looking statements, which reflect our analysis only and speak as of the date of this prospectus supplement or the accompanying prospectus, as applicable, or as of the dates indicated in the statements. All of our forward-looking statements, including those in this prospectus supplement and the accompanying prospectus, are qualified in their entirety by this statement. We assume no obligation to update or supplement forward-looking statements.
RISK FACTORS
      You should carefully consider the specific risks set forth under the caption “Risk Factors” in the accompanying prospectus and under the caption “Risk Factors” in any of our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 incorporated by reference herein before making an investment decision, as well as the following risk factors before investing in the notes offered by this prospectus supplement and the accompanying prospectus. For more information, see “Where You Can Find More Information.”
General Risks Relating to the Notes

Our credit ratings may not reflect all risks of an investment in the notes.
      Any credit ratings assigned to our medium-term note program may not reflect the potential impact of all risks related to structure and other factors on any trading market for or the trading value of the notes. In addition, real or anticipated changes in our credit ratings will generally affect any trading market for or trading value of your notes. Accordingly, you should consult your own financial and legal advisors as to the risks entailed by an investment in the notes and the suitability of investing in those notes in light of your particular circumstances.

Redemption may adversely affect your return on the notes.
      If the notes are redeemable at our option, we may choose to redeem the notes at times when prevailing interest rates are relatively low. In addition, if the notes are subject to mandatory redemption, we may also be required to redeem the notes at times when prevailing interest rates are relatively low. As a result, you generally will not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the notes being redeemed.

Risks Relating to Indexed Notes
      An investment in indexed notes presents certain significant risks not associated with other types of securities. Investors in indexed notes may lose their entire investment. Risks associated with a particular indexed note may be set forth more fully in the applicable pricing supplement.

Because the direction and magnitude of the change in the value of the relevant index determines the principal amount of an indexed note payable at maturity and/or the amount of interest payable, you may lose your principal and interest on indexed notes.
      Indexed notes are notes that may be issued by us with the principal amount payable at maturity, and/or the amount of interest payable on an interest payment date, to be determined by reference to currencies, currency units, commodity prices, financial or nonfinancial indexes or other factors. The direction and magnitude of the change in the value of the relevant index will determine either or both the principal amount of an indexed note payable at maturity or the amount of interest payable on an interest payment date. The terms of a particular indexed note may or may not include a guaranteed return of a percentage of the face amount at maturity or a minimum interest rate. Accordingly, the holder of an indexed note may lose all or a portion of the principal invested in an indexed note and may receive no interest on the indexed note.

The relevant index can be volatile and your return on an indexed note may be adversely affected by a fluctuation in the level of the relevant index.
      Certain indices are highly volatile. The expected principal amount payable at maturity of, or the interest rate on, an indexed note based on a volatile index may vary substantially from time to time. Because the principal amount payable at the maturity of, or interest payable on, an indexed note is generally calculated based on the value of the relevant index on a specified date or over a limited period of time, volatility in the index increases the risk that the return on the indexed notes may be adversely affected by a fluctuation in the level of the relevant index.
      The volatility of an index may be affected by political or economic events, including governmental actions, or by the activities of participants in the relevant markets, any of which could adversely affect the value of an indexed note.

The tax ramifications of indexed notes are uncertain and as a result, we cannot assure you that there will not be negative tax consequences to your investment in an indexed note.
      The treatment of indexed notes for United States federal income tax purposes is often unclear due to the absence of any authority specifically addressing the issues presented by any particular indexed note. Accordingly, investors in indexed notes should, in general, be capable of independently evaluating the federal income tax consequences applicable in their particular circumstances of purchasing an indexed note. See “Supplemental United States Federal Income Tax Considerations” in this prospectus supplement.

If relevant indices are altered, become unavailable or are infrequently traded, the value of or your return on indexed notes could decrease.
      Some indices reference several different currencies, commodities, securities or other financial instruments. The compiler of an index of this type typically reserves the right to alter the composition of the index and the manner in which the value of the index is calculated. An alteration may result in a decrease in the value of or return on the indexed note.
      An index may become unavailable due to factors including war, natural disasters, cessation of publication of the index, or suspension of or disruption in trading in the currency or currencies, commodity or commodities, security or securities or other financial instrument or instruments comprising or underlying the index. If an index becomes unavailable, the determination of principal of or interest on an indexed note may be delayed or an alternative method may be used to determine the value of the unavailable index. Alternative methods of valuation are generally intended to produce a value similar to the value resulting from reference to the relevant index. However, it is unlikely that alternative methods of valuation will produce values identical to those which would be produced were the relevant index to be used. An alternative method of valuation may result in a decrease in the value of or return on an indexed note.
      Indexed notes may be linked to indices which are not commonly utilized or have been recently developed. A lack of a trading history may make it difficult to anticipate the volatility or other risks to which the note is subject. In addition, there may be less trading in indices of this type or instruments underlying indices of this type, which could increase the volatility of the indices and decrease the value of or return on the indexed notes.
Foreign Currency Risks
      Foreign currency rates of exchange and other factors affecting the risks of investing in securities denominated in foreign currencies change continuously. This prospectus supplement summarizes some of the risks of investing in notes denominated in a foreign currency. You should consult your own financial and legal advisors about the risks of investing in these notes. The notes, when denominated in a foreign currency, are not an appropriate investment for investors who do not have experience with foreign currency transactions.
      The information in this prospectus supplement is directed to prospective purchasers who are United States residents. If you are a resident of a country other than the United States, you should consult your own financial, tax and legal advisors to discuss matters that may affect your purchase, holding or receipt of payments of principal and interest on the notes. We and the agents disclaim any responsibility for advising you on these matters.
      Any foreign currency specified by us for a particular note may depreciate against the U.S. dollar, causing the effective yield of the note to decrease below its coupon rate and, in certain instances, resulting in a loss to you; a specified foreign currency may become unavailable due to the imposition of exchange controls or other circumstances beyond our control and as a result, we may make required payments in an equivalent amount of U.S. dollars or, in certain circumstances, euros.
      Investments in securities denominated in foreign currencies have significant risks that are not associated with investments denominated in U.S. dollars. These risks include, without limitation, the possibility that rates of exchange between the U.S. dollar and foreign currencies may change significantly and the possibility that either the United States or foreign governments will impose or modify foreign exchange controls. Economic and political events over which we have no control also may increase foreign currency risks. In recent years, rates of exchange between the U.S. dollar and certain foreign currencies have been highly volatile, and you may expect that volatility to continue in the future. Historical fluctuations in any particular exchange rate do not necessarily indicate, however, the type of fluctuations in the rate that may occur during the term of any note. If the currency specified by us in the applicable pricing supplement for a particular note were to depreciate against the U.S. dollar, the effective yield of the note would decrease below its coupon rate and in certain circumstances could result in a loss to the investor.
      Governments have imposed exchange controls in the past and may do so in the future. Exchange controls could affect exchange rates and limit the availability of a foreign currency specified in the applicable pricing supplement at the time a payment on a note is due in that currency. Even if governments do not impose exchange controls, it is possible that a foreign currency will not be available at the time a payment is due in that currency. If the specified currency is a foreign currency, in the event the foreign currency is unavailable due to the imposition of exchange controls or other circumstances beyond our control, we may generally make required payments in an equivalent amount of U.S. dollars, determined by the exchange rate agent, on the basis of the market exchange rate for the specified currency on the second business day prior to the payment date or, if the market exchange rate is not then available, on the basis of the most recently available market exchange rate. However, if the specified currency is replaced by a single European currency, the payment of principal of, and premium, if any, or interest, on the note denominated in the specified currency will be paid in the new single European currency in conformity with legally applicable measures pursuant to the treaty establishing the European Community, as amended by the treaty on European Unity. The market exchange rate for the specified currency is the noon dollar buying rate in The City of New York for cable transfers for the specified currency as certified for customs purposes by, or if not so certified, as otherwise determined by, the Federal Reserve Bank of New York.
      Further, if the specified currency is a composite currency that is unavailable due to circumstances beyond our control, then we may make payments on the note in an equivalent amount of U.S. dollars. The amount of the U.S. dollar payment shall be determined by the exchange rate agent by aggregating the U.S. dollar equivalents of each of the component currencies. The component currencies of the composite currency for this purpose will be the currency amounts that were components of the composite currency as of the last day on which the composite currency was used. The exchange rate agent shall determine the U.S. dollar equivalent of each of the component currencies using the most recently available market exchange rate for each component currency.
      If the official unit of any component currency is altered by way of combination or subdivision, the number of units of the currency as a component currency will be divided or multiplied in the same proportion. If two or more component currencies are consolidated into a single currency, the amounts of those currencies as component currencies will be replaced by an amount in the single currency equal to the sum of the amounts of the consolidated component currencies expressed in the single currency. If any component currency is divided into two or more currencies, the amount of the original component currency will be replaced by the amounts of the two or more currencies, the sum of which will be equal to the amount of the original component currency. See “Description of Notes — Payment Currency” in this prospectus supplement.
      If we denominate notes in a foreign currency, the applicable pricing supplement will contain information about the specified currency, including information about any foreign exchange controls that apply to the foreign currency as of the date of the applicable pricing supplement. We will furnish that information for information purposes only and you should not regard it as indicative of the range of, or trends in, fluctuations in currency exchange rates that may occur in the future.

We cannot assure you that a court in the United States granting a judgment with respect to the notes would use the rate of conversion into U.S. dollars that would be in effect on the date of default, the date the judgment was rendered, or some other date.
      The notes will be governed by and construed in accordance with the laws of the State of New York. If an action based on the notes resulted in a judgment against us in a court in the United States, it is likely that the court would grant judgment only in U.S. dollars. It is not clear, however, whether in granting that judgment, the court would use the rate of conversion into U.S. dollars that would be in effect on the date of default, the date the judgment was rendered, or some other date.
DESCRIPTION OF NOTES
      The following description of the notes, which supplements “Description of Debt Securities” in the accompanying prospectus, will apply to each note offered by this prospectus supplement unless we specify otherwise in the pricing supplement. The applicable pricing supplement for your notes may specify different or additional terms.
      You can find the definitions of certain capitalized terms used in this description under the subheading “Definitions.” In this description, the “Operating Partnership” refers only to AMB Property, L.P. and not to any of its subsidiaries and the “Company” refers only to AMB Property Corporation and not to any of its subsidiaries.
General
      The Operating Partnership will issue the notes under the Indenture dated as of June 30, 1998, as supplemented by the Seventh Supplemental Indenture dated as of August 10, 2006 (collectively, the “indenture”), among us, AMB Property Corporation and U.S. Bank National Association, as successor-in-interest to State Street Bank and Trust Company of California, N.A., as trustee (together with any other trustee(s) appointed in a supplemental indenture with respect to a particular series of notes, the “trustee”).

We have filed a copy of the indenture with the U.S. Securities and Exchange Commission and the indenture is incorporated into this prospectus supplement, the accompanying prospectus and the applicable pricing supplement by reference. The provisions in the accompanying prospectus under the heading “Description of Debt Securities” apply to the notes unless we specify otherwise in this prospectus supplement or the applicable pricing supplement.
      Unless the applicable pricing supplement indicates otherwise, each note will have the following terms:

•	Each note will mature in nine months or more from the date it is issued.

•	We may only redeem a note and you may only have us repay a note before its maturity date if the applicable pricing supplement specifies that we or you, respectively, may do so.

•	We may issue up to $500,000,000, or its equivalent in one or more foreign or composite currencies, of medium-term notes, Series C, which will constitute a single series of debt securities under the indenture, which amount may be increased from time to time without the consent of the holders of the notes.

•	The notes will be our senior unsecured and unsubordinated obligations and will rank equally with all our other unsecured and unsubordinated indebtedness from time to time outstanding.

•	Our obligations under each of the notes will be unconditionally guaranteed on an unsecured basis by AMB Property Corporation. See “— Guarantees.”

•	The notes will be substantially similar except possibly for currency denomination, interest, interest payment dates, maturity date, issue date and applicable redemption and repayment provisions.

•	We will not have to deposit funds into a sinking fund before the maturity date for any note.

•	We will issue the notes in fully registered, book-entry form without coupons.
      The covenant provisions and events of default described under the captions “Description of Debt Securities — Certain Covenants” and “— Events of Default, Notice and Waiver” in the accompanying prospectus will apply to the notes. The legal defeasance and covenant defeasance provisions of the indenture described under the caption “Description of Debt Securities — Defeasance of Debt Securities and Certain Covenants in Certain Circumstances” in the accompanying prospectus will apply to the notes.
      We will sell the notes in individual issues. We and the initial purchaser of each note will mutually agree to, among other things, the interest rate, maturity date and issue date for the note. Interest rates offered by us with respect to the notes may differ depending upon, among other factors, the aggregate principal amount of notes purchased in a single transaction. We will only pay interest and principal on the notes on “business days” (as defined in the Glossary).
      Unless we specify otherwise in the applicable pricing supplement, or unless we notify the holders otherwise, the place of payment where the principal of, and premium, if any, and interest on the notes will be payable and notes may be surrendered for the registration of transfer or exchange will be the office of the trustee, U.S. Bank National Association, at 100 Wall Street, Suite 1600, New York, New York 10005; provided, however, that at our option, interest may be paid by check mailed to the address of the person entitled to the payment as the person’s address appears in our security register or by wire transfer, if proper wire instructions are on file with the trustee or are received at presentment, to an account maintained by the payee located in the United States. Unless we notify the holders otherwise, the place where notices or demands to or upon us with respect to the notes may be served will be the corporate trust office of the trustee at 100 Wall Street, Suite 1600, New York, New York 10005.
Interest Provisions

General
      We will generally pay interest (other than defaulted interest) on the interest payment dates to those who are registered holders of notes on the applicable record date as described below under “— Fixed Rate Notes”

and “— Floating Rate Notes — Interest Rate Reset Dates, Interest Payment Dates and Record Dates” in this prospectus supplement, except that interest payable at maturity will be payable to the person to whom principal is payable. We will pay interest due on a redemption date, repayment date or maturity date to the same person to whom we are paying the principal amount. However, if we would have made a regular interest payment on the redemption, repayment or maturity date, we will make that regular interest payment to the registered holder as of the applicable record date, even if it is not the same person to whom we are paying the principal amount.
      If we originally issue a note between a record date and an interest payment date, we will make the first payment of interest on the interest payment date following the next record date to the registered owner on that record date.
      Unless the applicable pricing supplement specifies otherwise, payments of interest on any note on any interest payment date, maturity date, redemption date or repayment date will include interest accrued from and including the immediately preceding interest payment date (or from and including the date of issue if no interest has been paid or duly provided for), to, but excluding, the interest payment date, maturity date or redemption date. However, in case the interest rate on a note is reset daily or weekly, unless the applicable pricing supplement specifies otherwise, the interest payments will include interest accrued only from but excluding the record date through which interest has been paid (or from and including the date of issue, if no interest has been paid) through and including the record date next preceding the applicable interest payment date, except that the interest payment on maturity, redemption or repayment, as applicable, will include interest accrued to, but excluding, that date. If any interest payment date, maturity date, repayment date or redemption date falls on a day that is not a business day, we will make the required payment of principal, premium, if any, and/or interest on the next succeeding business day as if made on the date the payment was due, and no interest will accrue on the payment for the period from and after the interest payment date, maturity date or redemption date, or repayment date, as the case may be, to the date of the payment on the next succeeding business day.

Fixed Rate Notes
      Fixed rate notes will bear interest at the rate specified in the applicable pricing supplement.
      Unless we specify otherwise in the applicable pricing supplement, the interest payment dates for fixed rate notes will be June 30 and December 30 of each year. If an interest payment date (or maturity or redemption date) for any fixed rate note falls on a day that is not a business day, we will pay the interest (or interest and principal) on the next business day. However, with respect to the particular interest payment period, interest on the payment will not accrue for the period from the original interest payment date (or maturity or redemption date) to the date we make the payment. We will calculate the interest based on a 360-day year of twelve 30-day months.
      Unless we specify otherwise in the applicable pricing supplement, the record date for fixed rate notes is June 15 for a June 30 interest payment date, December 15 for a December 30 interest payment date and the date that is 15 calendar days before any other interest payment date, whether or not those dates are business days.

Floating Rate Notes
      General Information. Floating rate notes will bear interest based on an index specified in the applicable pricing supplement. Unless we provide otherwise in the applicable pricing supplement, U.S. Bank National Association will be the “calculation agent” that calculates the interest on floating rate notes.
      Each floating rate note will have the following terms, which will be set forth in the applicable pricing supplement for that note:

•	whether the floating rate note is a “regular floating rate note,” a “floating rate/fixed rate note” or an “inverse floating rate note”;

•	the interest rate basis or index to be used to determine the note’s interest rate;

•	the “index maturity,” which means the period to maturity of the instrument or obligation on which the interest rate formula is based (for example, LIBOR may be different for one-month U.S. dollar deposits and for three-month U.S. dollar deposits; if the applicable pricing supplement for a note specifies LIBOR as the index and three months as the index maturity, we would pay interest on the note based on LIBOR for three-month U.S. dollar deposits);

•	the frequency of changes of the interest rate on the note (i.e., daily, weekly, monthly, quarterly, semi-annually or annually);

•	the dates as of which the calculation agent will determine the new interest rate, if these dates differ from those described in this prospectus supplement;

•	the dates on which the interest rate will change; and

•	the calculation agent for the notes, if U.S. Bank National Association is not the calculation agent.
      Each floating rate note may also have the following terms, which will also be set forth in the applicable pricing supplement for that note, if applicable:

•	the “spread,” which is the number of basis points that the calculation agent will add to or subtract from the interest rate determined for a particular date on which a new interest rate is determined (for example, if a note bears interest at LIBOR plus .01%, and the calculation agent determines that LIBOR is 5.00% per year, the note will bear interest at 5.01% per year until the next date on which the interest rate changes);

•	the “spread multiplier,” which is the number by which the calculation agent will multiply the interest rate determined for a particular date on which a new interest rate is determined (for example, if a note bears interest at 90% of LIBOR, and the calculation agent determines that LIBOR is 5.00% per year, the note will bear interest at 4.50% per year until the next date on which the interest rate changes);

•	the “maximum interest rate,” or the ceiling on the rate of interest that may accrue on the note during any interest period; and

•	the “minimum interest rate,” or the floor on the rate of interest that may accrue during any interest period.
      Unless the applicable pricing supplement indicates otherwise, the interest rate borne by floating rate notes will be determined as follows:

•	Unless the floating rate note is designated as a “floating rate/fixed rate note” or an “inverse floating rate note” or as having an addendum attached or having “Other/ Additional Provisions” (as set forth in the note or the applicable pricing supplement) apply, the floating rate note will be designated as a “regular floating rate note” and, except as described below or in the applicable pricing supplement, will bear interest at the rate determined by reference to the applicable interest rate basis or bases (1) plus or minus the applicable spread, if any, and/or (2) multiplied by the applicable spread multiplier, if any. Commencing on the initial date on which the interest rate changes, the rate at which interest on a regular floating rate note will be payable will be reset as of each date on which the interest rate changes. However, the interest rate in effect for the period, if any, from the date of issue to the initial date on which the interest rate changes will be the initial interest rate.

•	If the floating rate note is designated as a “floating rate/fixed rate note,” then, except as described below or in the applicable pricing supplement, the floating rate note will bear interest at the rate determined by reference to the applicable interest rate basis or bases (1) plus or minus the applicable spread, if any, and/or (2) multiplied by the applicable spread multiplier, if any. Commencing on the initial date on which the interest rate changes, the rate at which interest on a floating rate/fixed rate note will be payable will be reset as of each date on which the interest rate changes. However, (1) the interest rate in effect for the period, if any, from the date of issue to the initial date on which the interest rate changes will be the initial interest rate and (2) the interest rate in effect for the period commencing on the date the fixed rate commences to the maturity date will be the fixed interest rate, if the rate is specified in the applicable pricing supplement or, if no such fixed interest rate is specified, the interest rate in effect thereon on the day immediately preceding the date the fixed rate commences.

•	If the floating rate note is designated as an “inverse floating rate note,” then, except as described below or in the applicable pricing supplement, the floating rate note will bear interest at the fixed interest rate specified in the applicable pricing supplement minus the rate determined by reference to the applicable interest rate basis or bases (1) plus or minus the applicable spread, if any, and/or (2) multiplied by the applicable spread multiplier, if any. However, unless otherwise specified in the applicable pricing supplement, the interest rate thereon will not be less than zero. Commencing on the initial date on which the interest rate changes, the rate at which interest on an inverse floating rate note shall be payable shall be reset as of each date on which the interest rate changes. However, the interest rate in effect for the period, if any, from the date of issue to the initial date on which the interest rate changes will be the initial interest rate.

      If a floating rate note is designated as having an addendum attached as specified on its face, the floating rate note will bear interest in accordance with the terms described in the addendum and the applicable pricing supplement. See “— Addendum and/or Other/ Additional Provisions” in this prospectus supplement.
      The calculation agent will round all percentages resulting from any interest rate calculations to the nearest one hundred-thousandth of a percentage point, if necessary, with five millionths of a percentage point rounded upward. For example, the calculation agent will round 9.876545% to 9.87655%. The calculation agent will also round all U.S. dollar amounts used in or resulting from the calculations to the nearest cent, or in the case of foreign currency or composite currency, to the nearest unit (with one-half cent or unit being rounded upward).
      If you own a floating rate note, you may ask the calculation agent to provide you with the current interest rate at any time. You may also ask the calculation agent to provide you with the interest rate that will apply as of the next date on which the interest rate changes if the calculation agent has determined the rate. All interest rate determinations made by the calculation agent will, in the absence of manifest error, be conclusive and binding for all purposes.

      The following table sets forth the most common interest rate indexes that we may use, the source in which we expect the index rate to be published, the date on which a new interest rate is determined and calculation basis for notes with interest rates based on each index. The Glossary to this prospectus supplement sets out with greater specificity the procedures to determine interest rates based on each index, and we encourage you to review the Glossary provisions that describe how the calculation agent will determine the interest rate for your note.

		Interest Rate Determination	Calculation
Index	Primary Source of Rate	Date	Basis*

CD Rate	H.15 (519)** under the heading “CDs (Secondary Market)”	Second business day preceding the date on which the interest rate changes	Actual/360
CMT Rate	The page of the Bridge Telerate Inc. specified in the applicable pricing supplement under the caption “... Treasury Constant Maturities ... Federal Reserve Board Release H.15 (519) ... Mondays Approximately 3:00 p.m.” under the column for the Designated CMT Maturity Index***	Second business day preceding the date on which the interest rate changes	Actual/ Actual
Commercial Paper Rate	H.15 (519) under the heading “Commercial Paper — Non-financial”	Second business day preceding the date on which the interest rate changes	Actual/360
EURIBOR	On page 248 of Bridge Telerate, Inc. (or any successor service) or any other page as may replace page 248 on that service	Second day on which the Trans-European Automated Real-time Gross Settlement Transfer System is open preceding the date on which the interest rate changes	Actual/360
Federal Funds Rate	H.15 (519) under the heading “Federal Funds (Effective)”	Second business day preceding the date on which the interest rate changes	Actual/360
LIBOR	Page 3750 of the Bridge Telerate, Inc.	Second business day preceding the date on which the interest rate changes	Actual/360
Prime Rate	H.15 (519) under the heading “Bank Prime Loan”	Second business day preceding the date on which the interest rate changes	Actual/360

		Interest Rate Determination	Calculation
Index	Primary Source of Rate	Date	Basis*

Treasury Rate	On page 56 or page 57 of Bridge Telerate, Inc. (or any successor service) under the caption “INVESTMENT RATE”	The day the federal government auctions Treasury Bills for the week in which the date on which the interest rate change falls (generally Monday, but may be either the following Tuesday or the preceding Friday if Monday is a legal holiday)	Actual/ Actual

*	The calculation agent will compute the interest for each day in the applicable interest period by dividing the interest rate applicable to each such day by:

•	360 (“Actual/360”), in the case of floating rate notes for which an applicable interest rate basis is the CD rate, the commercial paper rate, the federal funds rate, LIBOR, EURIBOR or the prime rate; or
•	the actual number of days in the year (“Actual/ Actual”), in the case of floating rate notes for which an applicable interest rate basis is the CMT rate or the Treasury rate.

**	“Statistical Release H.15 (519), Selected Interest Rates” or any successor publication of the Board of Governors of the Federal Reserve System.
***	“Designated CMT Maturity Index” means the original period to maturity of the U.S. Treasury securities, which is either one, two, three, five, seven, ten, 20 or 30 years, specified in an applicable pricing supplement for which the CMT rate will be calculated. If no maturity is specified in the applicable pricing supplement, the Designated CMT Maturity Index will be two years.
     Interest Rate Reset Dates, Interest Payment Dates and Record Dates. The calculation agent will generally determine the initial interest rate as if the issue date of the note were a date on which the interest rate changes. Unless we specify otherwise in the applicable pricing supplement, the record date for floating rate notes is the close of business on the date that is 15 calendar days before the interest payment date, whether or not that date is a business day. The dates when the interest rate changes and interest payment dates are determined by the frequency with which we reset the interest rate, as follows:

Frequency of Interest Reset	Interest Rate Reset Date*	Interest Payment Date**

Daily	Each business day	Third Wednesday of each month or third Wednesday of March, June, September and December of each year, as indicated in the applicable pricing supplement
Weekly (other than Treasury rate-based notes)	Wednesday of each week	Third Wednesday of each month or third Wednesday of March, June, September and December of each year, as indicated in the applicable pricing supplement
Weekly (Treasury rate-based notes)	Tuesday of each week	Third Wednesday of each month or third Wednesday of March, June, September and December of each year, as indicated in the applicable pricing supplement
Monthly	Third Wednesday of each month	Third Wednesday of each month or third Wednesday of March, June, September and December of each year, as indicated in the applicable pricing supplement

Frequency of Interest Reset	Interest Rate Reset Date*	Interest Payment Date**

Quarterly	Third Wednesday of March, June, September and December of each year	Third Wednesday of March, June, September and December of each year
Semi Annually	Third Wednesday of the two months in each year that we specify in the applicable pricing supplement	Third Wednesday of the two months in each year that we specify in the applicable pricing supplement
Annually	Third Wednesday of the month of each year that we specify in the applicable pricing supplement	Third Wednesday of the month of each year that we specify in the applicable pricing supplement

*	If a date on which the interest rate changes falls on a day that is not a business day, we will postpone the date on which the interest rate changes to the next business day. However, if the postponement would cause the date on which the interest rate changes for a LIBOR-based note or a EURIBOR-based note to be in the next calendar month, we will move the date on which the interest rate changes to the immediately preceding business day. For Treasury rate-based notes, if an auction date falls on the day that would be a date on which the interest rate changes, the date on which the interest rate changes will be the first business day after the auction.
**	We will also pay interest on each note on the maturity date or redemption date of that note. If an interest payment date (other than the maturity date or redemption date) for a floating rate note falls on a day that is not a business day, we will postpone the interest payment date to the next business day. However, if the postponement would cause the interest payment date for a LIBOR-based or EURIBOR-based note to be in the next calendar month, we will move the interest payment date to the immediately preceding business day. If the maturity date or redemption date for a floating rate note falls on a day that is not a business day, we will pay the principal and interest on the next business day, and the calculation agent will not include the interest payment date in calculating the interest due on that date.
Guarantees
      AMB Property Corporation will unconditionally guarantee our full and prompt payment of the principal of, premium, if any, and interest on each of the notes when they become due and payable. The guarantees of each of the notes by AMB Property Corporation will be effectively subordinated to all of the mortgages and other secured indebtedness of AMB Property Corporation and to all of the indebtedness of its subsidiaries. See “Risk Factors — General Risks Relating to the Notes,” “Description of Debt Securities — Guarantee” and “Description of Debt Securities — Merger, Consolidation or Sale of Assets” in the accompanying prospectus.
Redemption and Repayment
          Redemption at our Option
      We may not redeem any note prior to its maturity date unless, in the applicable pricing supplement for the note, it either:

•	identifies a redemption commencement date after which we may redeem the note at our option at any time; or

•	identifies a stated redemption date or dates on which we may redeem the notes at our option.
      If we specify in the applicable pricing supplement that we have the right to redeem your note on or after a certain redemption commencement date, then we may redeem the note, in whole or in part, at any time after that date by giving the registered holder of the note at least 30 but not more than 60 calendar days’ notice. The note’s redemption date will be the date on which the note is actually redeemed. We will redeem the note at the applicable redemption price, plus accrued and unpaid interest to the redemption date. The redemption price will be an amount equal to the initial redemption percentage specified in the applicable pricing supplement (as adjusted by the annual redemption percentage reduction, if applicable) multiplied by the unpaid principal amount to be redeemed. The initial redemption percentage, if any, applicable to a note shall decline at each anniversary of the redemption commencement date by an amount equal to the applicable annual redemption percentage reduction, if any, until the redemption price is equal to 100% of the unpaid principal amount to be redeemed.
      If we specify in the applicable pricing supplement for your note that we have the right to redeem that note on a specified date or dates, then the note may be redeemed or repurchased in whole or in part on the specified date or dates if we give the registered holder at least 30 but not more than 60 calendar days’ notice. We will redeem global notes in accordance with the applicable depository procedures, and any notices will also be given in accordance with those procedures. Any feature allowing us to redeem the notes might affect the market value of the notes. Since we may be expected to redeem the notes when prevailing interest rates are relatively low, an investor might not be able to reinvest the proceeds at an effective interest rate as high as the interest rate on the note.
          Repayment at the Option of the Holder
      You may not require us to repay your note prior to its maturity date unless, in the applicable pricing supplement for the note, we identify a specific optional repayment date or dates on which you may require us to repay your note at your option.
      If we specify in the applicable pricing supplement for your note that you have the right to require us to repay the note on a specified date or dates, then the note may be repaid in whole or in part in increments of $1,000 or other increments specified in the applicable pricing supplement (as long as any remaining principal is at least $1,000 or another specified minimum denomination) on the specified date or dates if the registered holder gives us at least 30 but not more than 60 calendar days’ notice. The repayment price will be equal to 100% of the unpaid principal amount to be repaid, together with unpaid interest accrued to the date of repayment. We will repay global notes in accordance with the applicable depository procedures, and any notices will also be given in accordance with those procedures. Only the Depository Trust Company may exercise the repayment option in respect of global notes representing book-entry notes. Accordingly, owners of beneficial interests in global notes that desire to have all or any portion of the book-entry notes represented by the global notes repaid must instruct the participant through which they own their interest to direct the Depository Trust Company to exercise the repayment option on their behalf.
Payment Currency
      You must pay for the notes in the currency that we specify in the applicable pricing supplement. Currently, the United States has limited facilities to convert U.S. dollars into foreign currencies, and vice versa. However, you may establish non-U.S. dollar denominated checking or savings accounts at U.S. banks in the United States. Principal, any premium and interest on the notes is payable to you in the currency we specify in the applicable pricing supplement unless that currency is unavailable due to circumstances beyond our control. In such event, we may make payments on the note in an equivalent amount of U.S. dollars. The exchange rate agent will determine the amount of the U.S. dollar payment by using the market exchange rate for that currency on the second business day prior to the payment date or, if the market exchange rate is not then available, using the most recently available market exchange rate. However, if the specified currency is replaced by a single European currency, the payment of principal of (and premium, if any) or interest, if any, on the note denominated in the specified currency will be paid in the new single European currency in conformity with legally applicable measures taken pursuant to, or by virtue of, the treaty establishing the European Community, as amended by the treaty on European Unity. The market exchange rate for a specified currency is the noon dollar buying rate in The City of New York for cable transfers for the specified currency as certified for customs purposes by (or if not so certified, as otherwise determined by) the Federal Reserve Bank of New York. Payments under these circumstances in U.S. dollars or a new single European currency will satisfy our payment obligations on the note and will not constitute a default under the indenture.
      If the specified currency is a composite currency that is unavailable due to circumstances beyond our control, then we may make payments on the note in an equivalent amount of U.S. dollars. The amount of the U.S. dollar payment shall be determined by the exchange rate agent by aggregating the U.S. dollar equivalents of each of the component currencies. The component currencies of the composite currency for this purpose will be the currency amounts that were components of the composite currency as of the last day on which the composite currency was used. The U.S. dollar equivalent of each of the component currencies shall be determined by the exchange rate agent on the basis of the most recently available market exchange rate for each component currency.
      If the official unit of any component currency is altered by way of combination or subdivision, the number of units of the currency as a component currency shall be divided or multiplied in the same proportion. If two or more component currencies are consolidated into a single currency, the amounts of those currencies as component currencies shall be replaced by an amount in the single currency equal to the sum of the amounts of the consolidated component currencies expressed in the single currency. If any component currency is divided into two or more currencies, the amount of the original component currency shall be replaced by the amounts of such two or more currencies, the sum of which shall be equal to the amount of the original component currency.
      All determinations referred to above made by the exchange rate agent shall be at its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on the holders of the notes. See “Risk Factors — Foreign Currency Risks” in this prospectus supplement. Unless we provide otherwise in the applicable pricing supplement, U.S. Bank National Association will be the exchange rate agent.
      Unless we specify otherwise in the applicable pricing supplement, we will issue the notes:

•	in a minimum denomination of U.S.$1,000, or in integral multiples of U.S.$1,000, if the notes are denominated in U.S. dollars; or

•	in a minimum denomination equivalent to U.S.$1,000, determined in accordance with the market exchange rate for such foreign or composite currency on the business day immediately preceding the date on which we accept the offer to purchase the notes, rounded to an integral multiple of 1,000 units of the currency in which the notes are denominated, and in any larger amount in integral multiples of 1,000 units of that currency, if the notes are denominated in a currency other than U.S. dollars.
      To determine whether holders of the requisite principal amount of notes have consented to a modification or alteration of the indenture, in addition to the notes denominated in U.S. dollars, the trustee will calculate the U.S. dollar equivalent of the principal amount of notes denominated in foreign currencies. This U.S. dollar equivalent will be based on the market exchange rate for each foreign currency on the latest date for which that rate was determined on or before the date for determining the holders that may give the required consent. See “Description of Debt Securities — Modification and Waiver” in the accompanying prospectus.
      The exchange rate agent will determine the market exchange rate for the applicable currency as of the day before we accept a purchase order for a note, and will determine the minimum denomination for that note based on that market exchange rate.
Indexed Notes
      We may determine the principal amount of and/or the amount of interest payable on certain of our indexed notes by reference to currencies, currency units, commodity prices, financial or non-financial indexes or other factors. We will indicate in the applicable pricing supplement if we will determine the amount of principal or interest payable in this manner. If you own indexed notes, you may receive a principal amount at maturity that is greater than or less than the face amount of the notes, depending upon the fluctuation of the relative value, rate or price of the specified index. If applicable, we will include in the pricing supplement information about how we will determine the principal amount payable at maturity, the amount of interest payable, a historical comparison of the relative value, rate or price of the specified index and the face amount of the indexed note, and certain additional United States federal income tax considerations. For particular risks relating to indexed notes, see “Risk Factors — Risks Relating to Indexed Notes” in this prospectus supplement.

Addendum and/or Other/ Additional Provisions
      Any provisions with respect to the notes may be modified and/or supplemented as specified under “Other/ Additional Provisions” on the face of the note or in an addendum relating to the note, if so specified on the face of the note. Any addendum or Other/ Additional Provisions will be described in the applicable pricing supplement.
GLOSSARY
      “business day” means any day, other than a Saturday or Sunday:

•	that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close (x) in The City of New York or (y) for notes denominated in a specified currency other than U.S. dollars, Australian dollars or euro, in the principal financial center of the country of the specified currency or (z) for notes denominated in Australian dollars, in Sydney;

and

•	for notes denominated in euro, that is also a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer System is operating.
      “Calculation Date” means, unless we specify otherwise in the applicable pricing supplement, the earlier of (i) the tenth calendar day after each date on which a new interest rate is determined, or, if the tenth calendar day is not a business day, the next succeeding business day, or (ii) the business day immediately before the applicable interest payment date, maturity date or redemption date.
      “CD rate” means, for any interest rate determination date, the rate on that date for negotiable certificates of deposit having the index maturity specified in the applicable pricing supplement as published by the Board of Governors of the Federal Reserve System in “Statistical Release H.15 (519), Selected Interest Rates,” or any successor publication of the Board of Governors of the Federal Reserve System (“H.15 (519)”) under the heading “CDs (Secondary Market).”
      The following procedures will be followed if the CD rate cannot be determined as described above:

•	If the above rate is not published in H.15 (519) by 9:00 a.m., New York City time, on the calculation date, the CD rate will be the rate on that interest rate determination date set forth in the daily update of H.15 (519), available through the world wide website of the Board of Governors of the Federal Reserve System at http://www.bog.frb.fed.us/releases/h15/update, or any successor site or publication, which is commonly referred to as the “H.15 Daily Update,” for the interest rate determination date for certificates of deposit having the index maturity specified in the applicable pricing supplement, under the caption “CDs (Secondary Market).”

•	If the above rate is not yet published in either H.15 (519) or the H.15 Daily Update by 3:00 p.m., New York City time, on the calculation date, the calculation agent will determine the CD rate to be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on that interest rate determination date of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York selected by the calculation agent, after consultation with us, for negotiable certificates of deposit of major United States money center banks of the highest credit standing in the market for negotiable certificates of deposit with a remaining maturity closest to the index maturity specified in the applicable pricing supplement in an amount that is representative for a single transaction in that market at that time.

•	If the dealers selected by the calculation agent are not quoting as set forth above, the CD rate will remain the CD rate for the immediately preceding period between interest rate changes, or, if there was no period immediately preceding, the rate of interest payable will be the initial interest rate.
      “CMT rate” means, for any interest rate determination date, the rate displayed on the Designated CMT Telerate Page, as defined below, under the caption “... Treasury Constant Maturities ... Federal Reserve Board

Release H.15 (519) ... Mondays Approximately 3:00 p.m.,” under the column for the Designated CMT Maturity Index, as defined below, for:

(1) the rate on that interest rate determination date, if the Designated CMT Telerate Page is 7051; and

(2) the week or the month, as applicable, ended immediately preceding the week in which the related interest rate determination date occurs, if the Designated CMT Telerate Page is 7052.
      The following procedures will be followed if the CMT rate cannot be determined as described above:

•	If that rate is no longer displayed on the relevant page, or if not displayed by 3:00 p.m., New York City time, on the related calculation date, then the CMT rate will be the Treasury Constant Maturity rate for the Designated CMT Maturity Index as published in the relevant H.15 (519).

•	If the rate described in the immediately preceding sentence is no longer published, or if not published by 3:00 p.m., New York City time, on the related calculation date, then the CMT rate will be the Treasury Constant Maturity rate for the Designated CMT Maturity Index or other United States Treasury rate for the Designated CMT Maturity Index on the interest rate determination date as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the calculation agent determines to be comparable to the rate formerly displayed on the Designated CMT Telerate Page and published in the relevant H.15 (519).

•	If the information described in the immediately preceding sentence is not provided by 3:00 p.m., New York City time, on the related calculation date, then the calculation agent will determine the CMT rate to be a yield to maturity, based on the arithmetic mean of the secondary market closing offer side prices as of approximately 3:30 p.m., New York City time, on the interest rate determination date, reported, according to their written records, by three leading primary United States government securities dealers, which we refer to as a “reference dealer,” in The City of New York, which may include an agent or other affiliates of ours, selected by the calculation agent as described in the following sentence. The calculation agent will select five reference dealers, after consultation with us, and will eliminate the highest quotation or, in the event of equality, one of the highest, and the lowest quotation or, in the event of equality, one of the lowest, for the most recently issued direct noncallable fixed rate obligations of the United States, which are commonly referred to as “Treasury notes,” with an original maturity of approximately the Designated CMT Maturity Index and a remaining term to maturity of not less than that Designated CMT Maturity Index minus one year. If two Treasury notes with an original maturity as described above have remaining terms to maturity equally close to the Designated CMT Maturity Index, the quotes for the Treasury note with the shorter remaining term to maturity will be used.

•	If the calculation agent cannot obtain three Treasury notes quotations as described in the immediately preceding sentence, the calculation agent will determine the CMT rate to be a yield to maturity based on the arithmetic mean of the secondary market offer side prices as of approximately 3:30 p.m., New York City time, on the interest rate determination date of three reference dealers in The City of New York, selected using the same method described in the immediately preceding sentence, for Treasury notes with an original maturity equal to the number of years closest to but not less than the Designated CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity Index and in an amount of at least $100,000,000.

•	If three or four (and not five) of the reference dealers are quoting as described above, then the CMT rate will be based on the arithmetic mean of the offer prices obtained and neither the highest nor the lowest of those quotes will be eliminated.

•	If fewer than three reference dealers selected by the calculation agent are quoting as described above, the CMT rate will be the CMT rate for the immediately preceding period between interest rate changes, or, if there was no period immediately preceding, the rate of interest payable will be the initial interest rate.

      “commercial paper rate” means, for any interest rate determination date, the money market yield, calculated as described below, of the rate on that date for commercial paper having the index maturity specified in the applicable pricing supplement, as that rate is published in H.15 (519), under the heading “Commercial Paper — Nonfinancial.”
      The following procedures will be followed if the commercial paper rate cannot be determined as described above:

•	If the above rate is not published by 9:00 a.m., New York City time, on the calculation date, then the commercial paper rate will be the money market yield of the rate on that interest rate determination date for commercial paper of the index maturity specified in the applicable pricing supplement as published in the H.15 Daily Update under the heading “Commercial Paper — Nonfinancial.”

•	If by 3:00 p.m., New York City time, on that calculation date the rate is not yet published in either H.15 (519) or the H.15 Daily Update, then the calculation agent will determine the commercial paper rate to be the money market yield of the arithmetic mean of the offered rates as of 11:00 a.m., New York City time, on that interest rate determination date of three leading dealers of commercial paper in The City of New York selected by the calculation agent, after consultation with us, for commercial paper of the index maturity specified in the applicable pricing supplement, placed for an industrial issuer whose bond rating is “AA,” or the equivalent, from a nationally recognized statistical rating agency.

•	If the dealers selected by the calculation agent are not quoting as mentioned above, the commercial paper rate for that interest rate determination date will remain the commercial paper rate for the immediately preceding period between interest rate changes, or, if there was no period immediately preceding, the rate of interest payable will be the initial interest rate.
      The “money market yield” will be a yield (expressed as a percentage) calculated in accordance with the following formula:

money market yield	=	D × 360 360 - (D × M)	×	100
where “D” refers to the applicable per year rate for commercial paper quoted on a bank discount basis and expressed as a decimal and “M” refers to the actual number of days in the interest period for which interest is being calculated.
      “Designated CMT Maturity Index” means the original period to maturity of the U.S. Treasury securities (either 1, 2, 3, 5, 7, 10, 20 or 30 years) that we specify in the applicable pricing supplement with respect to which the CMT rate will be calculated. If no maturity is specified in the applicable pricing supplement, the Designated CMT Maturity Index shall be two years.
      “Designated CMT Telerate Page” means the display on the Bridge Telerate, Inc. (or a successor service) on the page designated in the applicable pricing supplement (or any other page as may replace the page on that service) for the purpose of displaying treasury constant maturities as reported in H.15 (519). If we do not specify the page in the applicable pricing supplement, the Designated CMT Telerate Page will be page 7052, or its successor, for the most recent week.
      “Designated LIBOR Page” means (1) if “LIBOR Reuters” is specified in the applicable pricing supplement, the display on the Reuter Monitor Money Rates Service (or any successor service) on the page specified in the pricing supplement (or any other page as may replace the page on the service) for the purpose of displaying the London interbank rates of major banks for the applicable index currency, or (2) if “LIBOR Telerate” is specified in the applicable pricing supplement or neither “LIBOR Reuters” nor “LIBOR Telerate” is specified in the applicable pricing supplement as the method for calculating LIBOR, the display on Bridge Telerate, Inc. (or any successor service) on the page specified in the pricing supplement (or any other page as may replace the page on the service) for the purpose of displaying the London interbank rates of major banks for the applicable index currency.

      “EURIBOR” means, for any interest rate determination date, the rate for deposits in euros as sponsored, calculated and published jointly by the European Banking Federation and ACI — The Financial Market Association, or any company established by the joint sponsors for purposes of compiling and publishing those rates, for the index maturity specified in the applicable pricing supplement as that rate appears on the display on Bridge Telerate, Inc., or any successor service, on page 248 or any other page as may replace page 248 on that service, which is commonly referred to as “Telerate Page 248,” as of 11:00 a.m. (Brussels time).
      The following procedures will be followed if the rate cannot be determined as described above:

•	If the above rate does not appear, the calculation agent will request the principal Euro-zone office of each of four major banks in the Euro-zone interbank market, as selected by the calculation agent, after consultation with us, to provide the calculation agent with its offered rate for deposits in euros, at approximately 11:00 a.m. (Brussels time) on the interest rate determination date, to prime banks in the Euro-zone interbank market for the index maturity specified in the applicable pricing supplement commencing on the applicable interest reset date, and in a principal amount not less than the equivalent of U.S.$1 million in euro that is representative of a single transaction in euro, in that market at that time. If at least two quotations are provided, EURIBOR will be the arithmetic mean of those quotations.

•	If fewer than two quotations are provided, EURIBOR will be the arithmetic mean of the rates quoted by four major banks in the Euro-zone, as selected by the calculation agent, after consultation with us, at approximately 11:00 a.m. (Brussels time), on the applicable interest reset date for loans in euro to leading European banks for a period of time equivalent to the index maturity specified in the applicable pricing supplement commencing on that interest reset date in a principal amount not less than the equivalent of U.S.$1 million in euro.

•	If the banks so selected by the calculation agent are not quoting as mentioned in the previous bullet point, the EURIBOR rate in effect for the applicable period will be the same as EURIBOR for the immediately preceding period between interest rate changes, or, if there was no period immediately preceding, the rate of interest will be the initial interest rate.
      “Euro-zone” means the region comprised of member states of the European Union that adopt the single currency in accordance with the treaty establishing the European Community, as amended by the treaty on European Union.
      “federal funds rate” means, for any interest rate determination date, the rate on that date for federal funds as published in H.15 (519) under the heading “Federal Funds (Effective)” as displayed on Bridge Telerate, Inc., or any successor service, on page 120 or any other page as may replace the applicable page on that service, which is commonly referred to as “Telerate Page 120.”
      The following procedures will be followed if the federal funds rate cannot be determined as described above:

•	If the above rate is not published by 9:00 a.m., New York City time, on the calculation date, the federal funds rate will be the rate on that interest rate determination date as published in the H.15 Daily Update under the heading “Federal Funds/ Effective Rate.”

•	If that rate is not yet published in either H.15 (519) or the H.15 Daily Update by 3:00 p.m., New York City time, on the calculation date, the calculation agent will determine the federal funds rate to be the arithmetic mean of the rates for the last transaction in overnight federal funds by each of three leading brokers of federal funds transactions in The City of New York selected by the calculation agent, after consultation with us, prior to 9:00 a.m., New York City time, on that interest rate determination date.

•	If the brokers selected by the calculation agent are not quoting as mentioned above, the federal funds rate relating to that interest rate determination date will remain the federal funds rate for the immediately preceding period between interest rate changes, or, if there was no period immediately preceding, the rate of interest payable will be the initial interest rate.

      “H.15 (519)” means “Statistical Release H.15 (519), Selected Interest Rates” or any successor publication of the Federal Reserve System.
      “H.15 Daily Update” means the daily update of H.15 (519), available through the world-wide-web site of the Board of Governors of the Federal Reserve System at http://www.bog.frb.fed.us/releases/h15/update, or any successor site or publication.
      “index currency” means the currency specified in the applicable pricing supplement as the currency for which LIBOR will be calculated, or, if the euro is substituted for that currency, the index currency will be the euro. If that currency is not specified in the applicable pricing supplement, the index currency will be U.S. dollars.
      “index maturity” is defined in “Description of Notes — Floating Rate Notes” in this prospectus supplement.
      “LIBOR” means, initially or for any date on which the interest rate changes, the rate determined by the calculation agent as follows:
      As of the interest rate determination date, LIBOR will be either:

•	if “LIBOR Reuters” is specified in the applicable pricing supplement, the arithmetic mean of the offered rates for deposits in the index currency having the Index Maturity designated in the applicable pricing supplement, commencing on the second London banking day immediately following that interest rate determination date, that appear on the Designated LIBOR Page, as defined below, as of 11:00 a.m., London time, on that interest rate determination date, if at least two offered rates appear on the Designated LIBOR Page; except that if the specified Designated LIBOR Page, by its terms provides only for a single rate, that single rate will be used; or

•	if “LIBOR Telerate” is specified in the applicable pricing supplement, the rate for deposits in the index currency having the Index Maturity designated in the applicable pricing supplement, commencing on the second London banking day immediately following that interest rate determination date or, if pounds sterling is the index currency, commencing on that interest rate determination date, that appears on the Designated LIBOR Page at approximately 11:00 a.m., London time, on that interest rate determination date.

•	If (1) fewer than two offered rates appear and “LIBOR Reuters” is specified in the applicable pricing supplement, or (2) no rate appears and the applicable pricing supplement specifies either (x) “LIBOR Telerate” or (y) “LIBOR Reuters” and the Designated LIBOR Page by its terms provides only for a single rate, then the Calculation Agent will request the principal London offices of each of four major reference banks in the London interbank market, as selected by the Calculation Agent after consultation with us, to provide the Calculation Agent with its offered quotation for deposits in the index currency for the period of the Index Maturity specified in the applicable pricing supplement commencing on the second London banking day immediately following the interest rate determination date or, if pounds sterling is the index currency, commencing on that interest rate determination date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that interest rate determination date and in a principal amount that is representative of a single transaction in that index currency in that market at that time.

•	If at least two quotations are provided, LIBOR determined on that interest rate determination date will be the arithmetic mean of those quotations. If fewer than two quotations are provided, LIBOR will be determined for the applicable interest reset date as the arithmetic mean of the rates quoted at approximately 11:00 a.m., London time, or some other time specified in the applicable pricing supplement, in the applicable principal financial center for the country of the index currency on that interest reset date, by three major banks in that principal financial center selected by the Calculation Agent, after consultation with us, for loans in the index currency to leading European banks, having the Index Maturity specified in the applicable pricing supplement and in a principal amount that is representative of a single transaction in that index currency in that market at that time.

•	If the banks so selected by the Calculation Agent are not quoting as mentioned in the previous bullet point, LIBOR in effect for the applicable period will be the same as LIBOR for the immediately preceding period between interest rate changes, or, if there was no period immediately preceding, the rate of interest payable will be the initial interest rate.
      “London banking day” means any day on which dealings in deposits in the relevant index currency are transacted in the London interbank market.
      “prime rate” means, for any interest rate determination date, the rate on that date as published in H.15 (519) under the heading “Bank Prime Loan.”
      The following procedures will be followed if the prime rate cannot be determined as described above:

•	If the rate is not published prior to 9:00 a.m., New York City time, on the calculation date, then the prime rate will be the rate on that interest rate determination date as published in H.15 Daily Update under the heading “Bank Prime Loan.”

•	If the rate is not published prior to 3:00 p.m., New York City time, on the calculation date in either H.15 (519) or the H.15 Daily Update, then the calculation agent will determine the prime rate to be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen USPRIME 1 Page, as defined below, as that bank’s prime rate or base lending rate as in effect for that interest rate determination date.

•	If fewer than four rates appear on the Reuters Screen USPRIME 1 Page for that interest rate determination date, the calculation agent will determine the prime rate to be the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by 360 as of the close of business on that interest rate determination date by at least three major banks in The City of New York selected by the calculation agent, after consultation with us.

•	If the banks selected are not quoting as mentioned above, the prime rate will remain the prime rate for the immediately preceding period between the interest rate changes, or, if there was no period immediately preceding, the rate of interest payable will be the initial interest rate.
      “Reuters Screen USPRIME 1 Page” means the display designated as page “USPRIME 1” on the Reuters Monitor Money Rates Service, or any successor service, or any other page as may replace the USPRIME 1 Page on that service for the purpose of displaying prime rates or base lending rates of major United States banks.
      “Treasury rate” means:

•	the rate from the auction held on the applicable interest rate determination date, which we refer to as the “auction,” of direct obligations of the United States, which are commonly referred to as “Treasury Bills,” having the index maturity specified in the applicable pricing supplement as that rate appears under the caption “INVESTMENT RATE” on the display on Bridge Telerate, Inc., or any successor service, on page 56 or any other page as may replace page 56 on that service, which we refer to as “Telerate Page 56,” or page 57 or any other page as may replace page 57 on that service, which we refer to as “Telerate Page 57,” or

•	if the rate described in the first bullet point is not published by 3:00 p.m., New York City time, on the calculation date, the bond equivalent yield of the rate for the applicable Treasury Bills as published in the H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “U.S. Government Securities/ Treasury Bills/ Auction High,” or

•	if the rate described in the second bullet point is not published by 3:00 p.m., New York City time, on the related calculation date, the bond equivalent yield of the auction rate of the applicable Treasury Bills, announced by the United States Department of the Treasury, or

•	in the event that the rate referred to in the third bullet point is not announced by the United States Department of the Treasury, or if the auction is not held, the bond equivalent yield of the rate on the applicable interest rate determination date of Treasury Bills having the index maturity specified in the applicable pricing supplement published in H.15 (519) under the caption “U.S. Government Securities/ Treasury Bills/ Secondary Market,” or

•	if the rate referred to in the fourth bullet point is not so published by 3:00 p.m., New York City time, on the related calculation date, the rate on the applicable interest rate determination date of the applicable Treasury Bills as published in H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “U.S. Government Securities/ Treasury Bills/ Secondary Market,” or

•	if the rate referred to in the fifth bullet point is not so published by 3:00 p.m., New York City time, on the related calculation date, the rate on the applicable interest rate determination date calculated by the calculation agent as the bond equivalent yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on the applicable interest rate determination date, of three primary United States government securities dealers, which may include the agent or its affiliates, selected by the calculation agent, for the issue of Treasury Bills with a remaining maturity closest to the index maturity specified in the applicable pricing supplement, or

•	if the dealers selected by the calculation agent are not quoting as mentioned in the sixth bullet point, the Treasury rate for the immediately preceding period between interest rate changes, or, if there was no period immediately preceding, the rate of interest payable will be the initial interest rate.

      The “bond equivalent yield” means a yield (expressed as a percentage) calculated in accordance with the following formula:

bond equivalent yield	=	D × N 360 - (D × M)	× 100
where “D” refers to the applicable per annum rate for Treasury Bills quoted on a bank discount basis, “N” refers to 365 or 366, as the case may be, and “M” refers to the actual number of days in the interest period for which interest is being calculated.
SUPPLEMENTAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
      The following is a general summary of certain United States federal income tax consequences to you of purchasing, owning and disposing of the notes. This summary is a supplement to, and should be read in connection with, the accompanying prospectus (including the discussion in such prospectus under the heading “U.S. Federal Income Tax Considerations”). However, this summary supersedes and replaces the discussion under “United States Holders — Taxation of Stated Interest” and “United States Holders — Sale, Exchange or Other Taxable Disposition of the Debt Securities” in the accompanying prospectus. Non-U.S. holders should see the discussion under the caption “Non-United States Holders” in the accompanying prospectus. This summary is based on current law, is for general information only and is not tax advice.
      The information in this section is based on:

•	the Internal Revenue Code of 1986, as amended (the “Code”);

•	current, temporary and proposed Treasury regulations promulgated under the Code;

•	the legislative history of the Code;

•	current administrative interpretations and practices of the Internal Revenue Service (“IRS”); and

•	court decisions,
in each case, as of the date of this prospectus supplement. In addition, the administrative interpretations and practices of the IRS include its practices and policies as expressed in private letter rulings which are not binding on the IRS except with respect to the particular taxpayers who requested and received those rulings. Future legislation, Treasury regulations, administrative interpretations and practices and/or court decisions may adversely affect the tax considerations described in this prospectus supplement. Any such change could apply retroactively to transactions preceding the date of the change. This summary is subject to the qualifications and limitations set forth in the accompanying prospectus under the heading “U.S. Federal Income Tax Considerations,” and terms defined therein shall have the same meaning in this summary.
      You are urged to consult your tax advisor regarding the specific tax consequences to you of:

•	the acquisition, ownership and sale or other disposition of the notes, including the federal, state, local, foreign and other tax consequences;

•	potential changes in applicable tax laws.
Taxation of Note Holders
      Because the exact pricing and other terms of the notes will vary, no assurance can be given that the considerations described below will apply to a particular issuance of notes. Such pricing and terms will be set forth in a pricing supplement, and you should review the summary of federal income tax considerations contained in the prospectus and this prospectus supplement together with the applicable pricing supplement. Certain material United States federal income tax consequences relating to the ownership of particular notes, where applicable, may be summarized in the pricing supplement or another filing we make with the U.S. Securities and Exchange Commission relating to such notes. Persons considering the purchase of notes should consult their tax advisors concerning the application of United States federal income tax laws to their particular situations as well as any consequences of the purchase, ownership and disposition of the notes arising under the laws of any state, local or foreign taxing jurisdiction.
United States Holders
      Taxation of Interest. The taxation of interest on a note depends on whether it constitutes “qualified stated interest,” as defined below. Interest on a note that constitutes qualified stated interest is includible in a United States holder’s income as ordinary interest income when actually or constructively received, if such holder uses the cash method of accounting for federal income tax purposes, or when accrued, if such holder uses an accrual method of accounting for federal income tax purposes. Interest that does not constitute qualified stated interest is included in a United States holder’s income under the rules described below under “Original Issue Discount,” regardless of such holder’s method of accounting. Notwithstanding the foregoing, interest that is payable on a note with a maturity of one year or less from its issue date (a “short-term note”) is included in a United States holder’s income under the rules described below under “Short-Term Notes.”
      Fixed Rate Notes. Interest on a fixed rate note will generally constitute “qualified stated interest” if the interest is unconditionally payable, or will be constructively received under Section 451 of the Code, in cash or in property, other than debt instruments issued by us, at least annually at a single fixed rate. If a note bears interest for one or more accrual periods at a rate below the rate applicable for the remaining term of such note (e.g., notes with teaser rates or interest holidays), and if the greater of either the resulting foregone interest on such note or any “true” discount on such note (i.e., the excess of the note’s stated principal amount over its issue price) equals or exceeds a specified de minimis amount, then the excess of the stated interest over any qualified stated interest on the note would be treated as original issue discount rather than qualified stated interest.
      Floating Rate Notes. Interest on a floating rate note that is unconditionally payable, or will be constructively received under Section 451 of the Code, in cash or in property, other than debt instruments issued by us, at least annually will constitute “qualified stated interest” if the note is a “variable rate debt instrument” under the rules described below and the interest is payable at a single “qualified floating rate” or single “objective rate,” each as defined below. If the note is a variable rate debt instrument but the interest is payable other than at a single qualified floating rate or at a single objective rate, special rules apply to determine the portion of such interest that constitutes “qualified stated interest.” See “Original Issue Discount — Floating Rate Notes that are Variable Rate Debt Instruments,” below.

      Definition of Variable Rate Debt Instrument, Qualified Floating Rate and Objective Rate. A note is a variable rate debt instrument if all of the four following conditions are met. First, the “issue price” of the note, as described below, must not exceed the total noncontingent principal payments by more than an amount equal to the lesser of (i) .015 multiplied by the product of the total noncontingent principal payments and the number of complete years to maturity from the issue date, or, in the case of a note that provides for payment of any amount other than qualified stated interest before maturity, its weighted average maturity, and (ii) 15% of the total noncontingent principal payments.
      Second, the note must provide for stated interest, compounded or paid at least annually, at (a) one or more qualified floating rates, (b) a single fixed rate and one or more qualified floating rates, (c) a single objective rate or (d) a single fixed rate and a single objective rate that is a “qualified inverse floating rate” as defined below.
      Third, the note must provide that a qualified floating rate or objective rate in effect at any time during the term of the note is set at the value of the rate on any day that is no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.
      Fourth, the note may not provide for any principal payments that are contingent except as provided in the first requirement set forth above.
      Subject to certain exceptions, a variable rate of interest on a note is a “qualified floating rate” if variations in the value of the rate can reasonably be expected to measure contemporaneous fluctuations in the cost of newly borrowed funds in the currency in which the debt instrument is denominated. A variable rate will be considered a qualified floating rate if the variable rate equals (i) the product of a qualified floating rate and a fixed multiple that is greater than 0.65, but not more than 1.35 or (ii) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate. In addition, two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the note (e.g., two or more qualified floating rates with values within 25 basis points of each other as determined on the note’s issue date) will be treated as a single qualified floating rate. Despite the foregoing, a variable rate will not be considered a qualified floating rate if the variable rate is subject to a cap, floor, governor (i.e., a restriction on the amount of increase or decrease in the stated interest rate) or similar restriction that is reasonably expected as of the issue date to cause the yield on the note to be significantly more or less than the expected yield determined without the restriction, other than a cap, floor or governor that is fixed throughout the term of the note.
      Subject to certain exceptions, an “objective rate” is a rate, other than a qualified floating rate, that is determined using a single fixed formula and that is based on objective financial or economic information that is neither within our control (or the control of a related party) nor unique to our circumstances (or the circumstances of a related party). For example, an objective rate generally includes a rate that is based on one or more qualified floating rates or on the yield of actively traded personal property within the meaning of Section 1092(d)(1) of the Code. Notwithstanding the first sentence of this paragraph, a rate on a note is not an objective rate if it is reasonably expected that the average value of the rate during the first half of the note’s term will be either significantly less than or significantly greater than the average value of the rate during the final half of the note’s term. An objective rate is a “qualified inverse floating rate” if (a) the rate is equal to a fixed rate minus a qualified floating rate and (b) the variations in the rate can reasonably be expected to reflect inversely contemporaneous variations in the cost of newly borrowed funds, disregarding any caps, floors, governors or similar restrictions that would not, as described above, cause a rate to fail to be a qualified floating rate.
      If interest on a note is stated at a fixed rate for an initial period of one year or less, followed by a variable rate that is either a qualified floating rate or an objective rate for a subsequent period, and the value of the variable rate on the issue date is intended to approximate the fixed rate, the fixed rate and the variable rate together constitute a single qualified floating rate or objective rate.
      Original Issue Discount. Original issue discount with respect to a note is the excess, if any, of the note’s “stated redemption price at maturity” over the note’s “issue price.” A note’s “stated redemption price at maturity” is the sum of all payments provided by the note, whether designated as interest or as principal, other than payments of qualified stated interest. The “issue price” of a note is the first price at which a substantial amount of the notes in the issuance that includes such note is sold for money, excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers.
      As described more fully below, United States holders of notes with original issue discount that mature more than one year from their issue date generally will be required to include such original issue discount in income as it accrues in accordance with the constant yield method described below, irrespective of the receipt of the related cash payments. A United States holder’s tax basis in a note is increased by each accrual of original issue discount and decreased by each payment other than a payment of qualified stated interest.
      The amount of original issue discount with respect to a note will be treated as zero if the original issue discount is less than an amount equal to 0.0025 multiplied by the product of the stated redemption price at maturity and the number of complete years to maturity, or, in the case of a note that provides for payment of any amount other than qualified stated interest prior to maturity, the weighted average maturity of the note. If the amount of original issue discount with respect to a note is less than that amount, the original issue discount that is not included in payments of stated interest is generally included in income as capital gain as principal payments are made. The amount includible with respect to a principal payment equals the product of the total amount of original issue discount and a fraction, the numerator of which is the amount of such principal payment and the denominator of which is the stated principal amount of the note.
      Fixed Rate Notes. In the case of original issue discount with respect to a fixed rate note, the amount of original issue discount includible in the income of a United States holder for any taxable year is determined under the constant yield method, as follows. First, the “yield to maturity” of the note is computed. The yield to maturity is the discount rate that, when used in computing the present value of all interest and principal payments to be made under the note, including payments of qualified stated interest, produces an amount equal to the issue price of the note. The yield to maturity is constant over the term of the note and, when expressed as a percentage, must be calculated to at least two decimal places.
      Second, the term of the note is divided into “accrual periods.” Accrual periods may be of any length and may vary in length over the term of the note, provided that each accrual period is no longer than one year and that each scheduled payment of principal or interest occurs either on the final day of an accrual period or on the first day of an accrual period.
      Third, the total amount of original issue discount on the note is allocated among accrual periods. In general, the original issue discount allocable to an accrual period equals the product of the “adjusted issue price” of the note at the beginning of the accrual period and the yield to maturity of the note, less the amount of any qualified stated interest allocable to the accrual period. The adjusted issue price of a note at the beginning of the first accrual period is its issue price. Thereafter, the adjusted issue price of the note is its issue price, increased by the amount of original issue discount previously includible in the gross income of any holder and decreased by the amount of any payment previously made on the note other than a payment of qualified stated interest. For purposes of computing the adjusted issue price of a note, the amount of original issue discount previously includible in the gross income of any holder is determined without regard to “premium” and “acquisition premium,” as those terms are defined below under “Premium and Acquisition Premium.”
      Fourth, the “daily portions” of original issue discount are determined by allocating to each day in an accrual period its ratable portion of the original issue discount allocable to the accrual period.
      A United States holder includes in income in any taxable year the daily portions of original issue discount for each day during the taxable year that such holder held notes. In general, under the constant yield method described above, United States holders will be required to include in income increasingly greater amounts of original issue discount in successive accrual periods.
      Floating Rate Notes that are Variable Rate Debt Instruments. The taxation of original issue discount, including interest that does not constitute qualified stated interest, on a floating rate note will depend on whether the note is a “variable rate debt instrument,” as that term is defined above under “Taxation of Interest — Definition of Variable Rate Debt Instrument, Qualified Floating Rate and Objective Rate.”
      If a variable rate debt instrument provides for stated interest at either a single qualified floating rate or a single objective rate throughout the term thereof, any stated interest on the note which is unconditionally payable in cash or property, other than debt instruments of the issuer, at least annually will constitute “qualified stated interest” and will be taxed accordingly. Thus, this type of variable rate debt instrument will generally not be treated as having been issued with original issue discount unless the variable rate debt instrument is issued at a “true” discount (i.e., at a price below the variable rate debt instrument’s stated principal amount) in excess of a specified de minimis amount. Original issue discount on such a variable rate debt instrument arising from “true discount” is allocated to an accrual period using the constant yield method described above by assuming that the variable rate is a fixed rate equal to (i) in the case of a qualified floating rate or a qualified inverse floating rate, the value, as of the issue date, of the qualified floating rate or qualified inverse floating rate, or (ii) in the case of an objective rate, other than a qualified inverse floating rate, the rate that reflects the yield that is reasonably expected for the note. Qualified stated interest allocable to an accrual period is increased, or decreased, if the interest actually paid during an accrual period exceeds, or is less than, the interest assumed to be paid during the accrual period.
      If a note that is a variable rate debt instrument does not provide for interest at a single variable rate as described above, the amount of interest and original issue discount accruals are determined by constructing an equivalent fixed rate debt instrument, as follows.
      First, in the case of an instrument that provides for interest at one or more qualified floating rates or at a qualified inverse floating rate and, in addition, at a fixed rate, replace the fixed rate with a qualified floating rate, or qualified inverse floating rate, such that the fair market value of the instrument, so modified, as of the issue date would be approximately the same as the fair market value of the unmodified instrument.
      Second, determine the fixed rate substitute for each variable rate provided by the note, or determined to be provided by the note under the first step above. The fixed rate substitute for each qualified floating rate provided by the note is the value of that qualified floating rate on the issue date. If the note provides for two or more qualified floating rates with different intervals between interest adjustment dates (for example, the 30-day commercial paper rate and quarterly LIBOR), the fixed rate substitutes are based on intervals that are equal in length (for example, the 90-day commercial paper rate and quarterly LIBOR, or the 30-day commercial paper rate and monthly LIBOR). The fixed rate substitute for a qualified inverse floating rate is the value of the qualified inverse floating rate on the issue date. The fixed rate substitute for an objective rate, other than a qualified inverse floating rate, is a fixed rate that reflects the yield that is reasonably expected for the note.
      Third, construct an equivalent fixed rate debt instrument that has terms that are identical to those provided under the note, except that the equivalent fixed rate debt instrument provides for the fixed rate substitutes determined in the second step, in lieu of the qualified floating rates or objective rate provided by the note.
      Fourth, determine the amount of qualified stated interest and original issue discount for the equivalent fixed rate debt instrument under the rules, described above, for fixed rate notes. These amounts are taken into account as if the United States holder held the equivalent fixed rate debt instrument. See “Taxation of Interest” and “Original Issue Discount — Fixed Rate Notes,” above.
      Fifth, make appropriate adjustments for the actual values of the variable rates. In this step, qualified stated interest or original issue discount allocable to an accrual period is increased, or decreased, if the interest actually accrued or paid during the accrual period exceeds, or is less than, the interest assumed to be accrued or paid during the accrual period under the equivalent fixed rate debt instrument.
      Floating Rate Notes that are not Variable Rate Debt Instruments. Floating rate notes that are not variable rate debt instruments (“contingent notes”) will be taxable under the rules applicable to contingent payment debt instruments (the “contingent debt regulations”). Under these Treasury regulations, any contingent and noncontingent interest payments would be includible in income in a taxable year whether or not the amount of any payment is fixed or determinable in that year. To determine the amount of interest includible in the holder’s income, we are first required to determine, as of the issue date, the comparable yield for the contingent note. The comparable yield is generally the yield at which we would issue a fixed rate debt instrument with terms and conditions similar to those of the contingent note, including the level of subordination, term, timing of payments and general market conditions, but not taking into consideration the riskiness of the contingencies or the liquidity of the contingent note. In certain cases where contingent notes are marketed or sold in substantial part to tax-exempt investors or other investors for whom the prescribed inclusion of interest is not expected to have a substantial effect on their U.S. income tax liability, the comparable yield for the contingent note, without proper evidence to the contrary, is presumed to be the applicable federal rate.
      Second, solely for tax purposes, we construct a projected schedule of payments determined under the contingent debt regulations for the contingent note (the “Schedule”). The Schedule is determined as of the issue date and generally remains in place throughout the term of the contingent note. If a right to a contingent payment is based on market information, the amount of the projected payment is the forward price of the contingent payment. If a contingent payment is not based on market information, the amount of the projected payment is the expected value of the contingent payment as of the issue date. The Schedule must produce the comparable yield determined as set forth above. Otherwise, the Schedule must be adjusted under the rules set forth in the contingent debt regulations.
      Third, under the usual rules applicable to original issue discount and based on the Schedule, the interest income on the contingent note for each accrual period is determined by multiplying the comparable yield of the contingent note, adjusted for the length of the accrual period, by the contingent note’s adjusted issue price at the beginning of the accrual period, determined under rules set forth in the contingent debt regulations. The amount so determined is then allocated on a ratable basis to each day in the accrual period that the United States holder held the contingent note.
      Fourth, appropriate adjustments are made to the interest income determined under the foregoing rules to account for any differences between the Schedule and actual contingent payments. Under the rules set forth in the contingent debt regulations, differences between the actual amounts of any contingent payments made in a calendar year and the projected amounts of such payments are generally aggregated and taken into account, in the case of a positive difference, as additional interest income, or, in the case of a negative difference, first as a reduction in interest income for such year and thereafter, as ordinary loss to the extent of the amount by which the United States holder’s total interest inclusions on the contingent notes exceeds the total amount of net negative adjustments treated as ordinary loss in prior taxable years. Any remaining excess will be a negative adjustment carryforward and treated as a negative adjustment in the succeeding year. If a contingent note is sold, exchanged, or retired, any negative adjustment carryforward from the prior year will reduce the United States holder’s amount realized on the sale, exchange or retirement.
      We are required to provide each holder of a contingent note with the Schedule described above. If we do not create a Schedule or the Schedule is unreasonable, a United States holder must set its own projected payment schedule and explicitly disclose the use of such schedule and the reason therefor. Unless otherwise prescribed by the IRS, the United States holder must make such disclosure on a statement attached to the United States holder’s timely filed federal income tax return for the taxable year in which the contingent note was acquired.
      In general, any gain realized by a United States holder on the sale, exchange or retirement of a contingent note is interest income. In general, any loss on a contingent note accounted for under the method described above is ordinary loss to the extent it does not exceed such holder’s prior interest inclusions on the contingent note, net of negative adjustments treated as ordinary loss in price taxable years. Special rules apply in determining the tax basis of a contingent note and the amount realized on the retirement of a contingent note.
      Other Rules. Certain notes having original issue discount may be redeemed prior to maturity or may be repayable at the option of the holder. Such notes may be subject to rules that differ from the general rules discussed above relating to the tax treatment of original issue discount. Purchasers of such notes with a redemption feature should consult their tax advisors with respect to such feature since the tax consequences with respect to original issue discount will depend, in part, on the particular terms and the particular features of the purchased note.
      The Treasury regulations relating to the tax treatment of original issue discount contain certain language (“aggregation rules”) stating in general that, with some exceptions, if more than one type of note is issued in connection with the same transaction or related transactions, such notes may be treated as a single debt instrument with a single issue price, maturity date, yield to maturity and stated redemption price at maturity for purposes of calculating and accruing any original issue discount. Unless otherwise provided in the applicable prospectus supplement or pricing supplement, we do not expect to treat different types of notes as being subject to the aggregation rules for purposes of computing original issue discount.
      Market Discount. If a United States holder acquires a note having a maturity date of more than one year from the date of its issuance and has a tax basis in the note that is, in the case of a note that does not have original issue discount, less than its issue price, or, in the case of a subsequent purchase, its stated redemption price at maturity, or, in the case of a note that has original issue discount, less than its adjusted issue price as of the date of acquisition, as defined above, the amount of such difference is treated as “market discount” for federal income tax purposes, unless such difference is less than 0.0025 multiplied by the stated redemption price at maturity of the note multiplied by the number of complete years to maturity from the date of acquisition.
      Under the market discount rules of the Code, a United States holder is required to treat any principal payment, or, in the case of a note that has original issue discount, any payment that does not constitute a payment of qualified stated interest, on, or any gain on the sale, exchange, retirement or other disposition of, a note as ordinary income to the extent of the accrued market discount that has not previously been included in income. Thus, partial principal payments are treated as ordinary income to the extent of accrued market discount that has not previously been included in income. If such note is disposed of by the United States holder in certain otherwise nontaxable transactions, accrued market discount must be included as ordinary income by the United States holder as if such holder had sold the note at its then fair market value.
      In general, the amount of market discount that has accrued is determined on a ratable basis. A United States holder may, however, elect to determine the amount of accrued market discount on a constant yield to maturity basis. This election is made on a note-by-note basis and is irrevocable.
      With respect to notes with market discount, a United States holder may not be allowed to deduct immediately a portion of the interest expense on any indebtedness incurred or continued to purchase or to carry such notes. A United States holder may elect to include market discount in income currently as it accrues, in which case the interest deferral rule set forth in the preceding sentence will not apply. This election will apply to all debt instruments acquired by the United States holder on or after the first day of the first taxable year to which the election applies and is irrevocable without the consent of the IRS. A United States holder’s tax basis in a note will be increased by the amount of market discount included in the holder’s income under the election.
      In lieu of the foregoing rules, different rules apply in the case of contingent notes where a holder’s tax basis in a contingent note is less than the contingent note’s adjusted issue price, determined under special rules set out in the contingent debt regulations. Accordingly, prospective purchasers of contingent notes should consult with their tax advisors with respect to the application of these rules to contingent notes.
      Premium and Acquisition Premium. If a United States holder purchases a note for an amount in excess of the sum of all amounts payable on the note after the date of acquisition, other than payments of qualified stated interest, the holder will be considered to have purchased the note with “amortizable bond premium” equal in amount to the excess, and generally will not be required to include any original issue discount in income. Generally, a United States holder may elect to amortize the premium as an offset to qualified stated interest income, using a constant yield method similar to that described above (see “Original Issue Discount”), over the remaining term of the note, where the note is not redeemable prior to its maturity date. In the case of notes that may be redeemed prior to maturity, the premium is calculated assuming that we or the United States holder will exercise or not exercise its redemption rights in a manner that maximizes the

United States holder’s yield. A United States holder who elects to amortize bond premium must reduce such holder’s tax basis in the note by the amount of the premium used to offset qualified stated interest income as set forth above. An election to amortize bond premium applies to all taxable debt obligations then owned and thereafter acquired by the holder and may be revoked only with the consent of the IRS.
      If a United States holder purchases a note issued with original issue discount at an “acquisition premium,” the amount of original issue discount that the United States holder includes in gross income is reduced to reflect the acquisition premium. A note is purchased at an acquisition premium if its adjusted basis, immediately after its purchase, is (a) less than or equal to the sum of all amounts payable on the note after the purchase date other than payments of qualified stated interest and (b) greater than the note’s “adjusted issue price” (as described above under “Original Issue Discount — Fixed Rate Notes”).
      If a note is purchased at an acquisition premium, the United States holder reduces the amount of original issue discount otherwise includible in income during an accrual period by an amount equal to (i) the amount of original issue discount otherwise includible in income multiplied by (ii) a fraction, the numerator of which is the excess of the adjusted basis of the note immediately after its acquisition by the purchaser over the adjusted issue price of the note and the denominator of which is the excess of the sum of all amounts payable on the note after the purchase date, other than payments of qualified stated interest, over the note’s adjusted issue price.
      As an alternative to reducing the amount of original issue discount otherwise includible in income by this fraction, the United States holder may elect to compute original issue discount accruals by treating the purchase as a purchase at original issuance and applying the constant yield method described above.
      In lieu of the foregoing rules, different rules apply in the case of contingent notes where a holder’s tax basis in a contingent note is greater than the contingent note’s adjusted issue price, determined under special rules set out in the contingent debt regulations. Accordingly, prospective purchasers of contingent notes should consult with their tax advisors with respect to the application of these rules to contingent notes.
      Short-Term Notes. A short-term note will be treated as having been issued with original issue discount if the stated redemption price at maturity exceeds the issue price of the note. For purposes of this discussion, a short-term note is a note that has a fixed maturity date not more than one year from the date of issue. United States holders that report income for federal income tax purposes on an accrual method and certain other United States holders, including banks and dealers in securities, are required to include original issue discount in income on such short-term notes on a straight-line basis, unless an election is made to accrue the original issue discount according to a constant yield method based on daily compounding. Any interest payable on the obligation, other than original issue discount, is included in gross income as it accrues.
      United States holders of short-term notes who use the cash method of accounting and certain other United States holders are not required to accrue original issue discount for federal income tax purposes, unless the holder elects to do so, with the consequence that the reporting of such income is deferred until it is received. In the case of a United States holder that is not required, and does not elect, to include original issue discount in income currently, any gain realized on the sale, exchange or retirement of a short-term note is ordinary income to the extent of the original issue discount accrued on a straight-line basis, or, if elected, according to a constant yield method based on daily compounding, through the date of sale, exchange or retirement. In addition, United States holders that are not required, and do not elect, to include original issue discount in income currently are required to defer deductions for any interest paid on indebtedness incurred or continued to purchase or carry a short-term note in an amount not exceeding the deferred interest income with respect to such short-term note, which includes both the accrued original issue discount and accrued interest that is payable but that has not been included in gross income, until such deferred interest income is realized. A United States holder of a short-term note may elect to apply the foregoing rules, except for the rule characterizing gain on sale, exchange or retirement as ordinary, with respect to “acquisition discount” rather than original issue discount. Acquisition discount is the excess of the stated redemption price at maturity of the short-term note over the United States holder’s basis in the short-term note. This election applies to all obligations acquired by the taxpayer on or after the first day of the first taxable year to which such election applies, unless revoked with the consent of the IRS. A United States holder’s tax basis in a short-term note is increased by the amount included in such holder’s income on such a note.
      Election to Treat All Interest as Original Issue Discount. United States holders may elect to include in gross income all interest that accrues on a note, including any stated interest, acquisition discount, original issue discount, market discount, de minimis original issue discount, de minimis market discount and unstated interest, as adjusted by amortizable bond premium and acquisition premium, by using the constant yield method described above under “Original Issue Discount.” Such an election for a note with amortizable bond premium will result in a deemed election to amortize bond premium for all debt instruments owned and later acquired by the United States holder with amortizable bond premium and may be revoked only with the permission of the IRS. Similarly, such an election for a note with market discount will result in a deemed election to accrue market discount in income currently for such note and for all other debt instruments acquired by the United States holder with market discount on or after the first day of the taxable year to which such election first applies, and may be revoked only with the permission of the IRS. A United States holder’s tax basis in a note will be increased by each accrual of the amounts treated as original issue discount under the constant yield election described in this paragraph.
      Extendible Notes, Renewable Notes and Reset Notes. If so specified in an applicable prospectus supplement or pricing supplement relating to a note, we or a holder may have the option to extend the maturity of or renew the note. In addition, we may have the option to reset the interest rate, the spread or the fixed multiple with respect to a note. The treatment of a United States holder of notes to which these options apply will depend, in part, on the terms we establish for the notes pursuant to the exercise of the option by us or a holder. Upon the exercise of any such option, the United States holder of the notes may be treated for federal income tax purposes as having exchanged the notes for new notes with revised terms. If the holder is treated as having exchanged the notes for new notes, the exchange may be treated as either a taxable exchange or a tax-free recapitalization.
      The exercise of an option provided to an issuer or a holder to change a term of a debt instrument, such as the maturity or the interest rate, in a manner such as that contemplated for extendible notes, renewable notes and reset notes generally may create a deemed exchange of the old notes for new notes if the exercise modifies the terms to a degree that is “economically significant.” With respect to certain types of debt instruments, a deemed exchange for tax purposes occurs if the exercise of such an option alters the annual yield of the debt instrument by more than the greater of (i) 25 basis points or (ii) 5 percent of the annual yield of the debt instrument prior to modification. The exercise of an option that changes the timing of payments under a debt instrument creates a deemed exchange, whether or not the annual yield is altered, if there is a “material deferral” of scheduled payments. In this connection, a deferral of scheduled payments within a safe-harbor period which begins on the original due date for the first deferred payment and extends for a period not longer than the lesser of five years or 50 percent of the original term of the debt instrument generally will not be considered to be a material deferral.
      If the exercise of the option by us or a holder is not treated as an exchange of the old notes for new notes, no gain or loss will be recognized by a United States holder as a result thereof. If the exercise of the option is treated as a taxable exchange of the old notes for new notes, a United States holder will recognize gain or loss (subject to the possible application of the wash sale rules) equal to the difference between the issue price of the new notes and the holder’s tax basis in the old notes. Any gain recognized by a U.S. holder on the deemed exchange may be eligible for reporting under the installment sale rules if the notes are not considered to be traded on an established securities market for purposes of Section 453 of the Code. Holders should consult their tax advisors regarding the effect of the installment sale rules on any gain resulting from the exchange (including the applicability of the installment sale rules to notes with market discount), and potential cost involved if the installment method applies to such gain. However, if the exercise of the option is treated as a tax-free recapitalization, no loss will be recognized by a United States holder as a result thereof and gain, if any, will be recognized to the extent of the fair market value of the excess, if any, of the principal amount of securities received over the principal amount of securities surrendered. In this regard, the meaning of the term “principal amount” is not clear. The term could be interpreted to mean “issue price” with respect to securities that are received and “adjusted issue price” with respect to securities that are surrendered. Legislation to that effect has been introduced in the past. It is not possible to determine whether the legislation will be reintroduced or enacted, and, if enacted, whether it would apply to a recapitalization occurring prior to the date of enactment. The “new” notes will be treated as being issued with original issue discount if their stated redemption price at maturity exceeds their “issue price” by more than a statutory de minimis amount.
      The presence of these options may also affect the calculation of interest income and original issue discount, among other things. For purposes of determining the yield and maturity of a note, if we have an unconditional option or combination of options to require payments to be made on the note under an alternative payment schedule or schedules (e.g., an option to extend or an option to redeem the note at a fixed premium), we will be deemed to exercise or not exercise an option or combination of options in a manner that minimizes the yield on the note. Conversely, a holder having such option or combination of such options will be deemed to exercise or not exercise the option or combination of options in a manner that maximizes the yield on the note. If both we and the holder have options, the foregoing rules are applied to the options in the order that they may be exercised. Thus, the deemed exercise of one option may eliminate other options that are later in time. If the exercise of the option or options actually occurs or does not occur, contrary to what is deemed to occur pursuant to the foregoing rules, then, solely for purposes of the accrual of original issue discount, the yield and maturity of the note are redetermined by treating the note as reissued on the date of the occurrence or non-occurrence of the exercise for an amount equal to its adjusted issue price on that date. As described under the heading “Original Issue Discount — Floating Rate Notes that are not Variable Rate Debt Instruments,” depending on the terms of the options described above, the presence of these options may instead cause the notes to be taxable as contingent notes.
      THE FOREGOING DISCUSSION OF EXTENDIBLE NOTES, RENEWABLE NOTES AND RESET NOTES IS PROVIDED FOR GENERAL INFORMATION ONLY, AND IS NOT TAX ADVICE. ADDITIONAL TAX CONSIDERATIONS MAY ARISE FROM THE OWNERSHIP OF THE NOTES IN LIGHT OF THE PARTICULAR FEATURES OR COMBINATION OF FEATURES OF THE NOTES AND, ACCORDINGLY, BEFORE YOU PURCHASE THE NOTES, YOU ARE URGED TO CONSULT WITH YOUR LEGAL AND TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF THE OWNERSHIP OF THE NOTES.
      Integration of Notes with Other Financial Instruments. Any United States holder of notes that also acquires or has acquired any financial instrument which, in combination with such notes, would permit the calculation of a single yield to maturity or could generally constitute a variable rate debt instrument of an equivalent term, may in certain circumstances treat such notes and such financial instrument as an integrated debt instrument for purposes of the Code, with a single determination of issue price and the character and timing of income, deductions, gains and losses. For purposes of determining original issue discount, none of the payments under the integrated debt instrument will be treated as qualified stated interest. Moreover, under the contingent debt regulations, the IRS may require in certain circumstances that a United States holder who owns notes integrate such notes with a financial instrument held or acquired by such holder or a related party. United States holders should consult their tax advisors as to such possible integration.
      Sale or Exchange of Notes. A United States holder generally will recognize gain or loss upon the sale or exchange of a note equal to the difference between the amount realized upon such sale or exchange and the United States holder’s adjusted basis in the note. The adjusted basis in the note generally will equal the cost of the note, increased by original issue discount, acquisition discount or market discount previously included in respect thereof, and reduced, but not below zero, by any payments on the note other than payments of qualified stated interest and by any premium that the United States holder has taken into account. To the extent attributable to accrued but unpaid qualified stated interest, the amount realized by the United States holder will be treated as a payment of interest. Generally, any gain or loss will be capital gain or loss if the note was held as a capital asset, except as provided under “Market Discount,” “Short-Term Notes” and “Original Issue Discount — Floating Rate Notes that are not Variable Rate Debt Instruments,” above. Special rules apply in determining the tax basis of a contingent note and the amount realized on the retirement of a contingent note. For non-corporate taxpayers, capital gain realized on the disposition of an asset, including a medium-term note, held for more than one year is taxed at a maximum rate of 15%. Capital gain on the disposition of an asset, including a medium-term note, held for not more than one year is taxed at the rates applicable to ordinary income. The distinction between capital gain or loss and ordinary income or loss is relevant for purposes of, among other things, limitations on the deductibility of capital losses.
      Note Denominated, or in Respect of which Interest is Payable, in a Foreign Currency. As used in this prospectus supplement, “foreign currency” means a currency or currency unit other than U.S. dollars.
      Payments of Interest in a Foreign Currency. A United States holder who uses the cash method of accounting for United States federal income tax purposes and who receives a payment of interest on a note, other than original issue discount or market discount, will be required to include in income the U.S. dollar value of the foreign currency payment, determined on the date such payment is received, regardless of whether the payment is in fact converted to U.S. dollars at that time, and such U.S. dollar value will be the United States holder’s tax basis in such foreign currency.
      A United States holder who uses the accrual method of accounting for United States federal income tax purposes, or who otherwise is required to accrue interest prior to receipt, will be required to include in income the U.S. dollar value of the amount of interest income, including original issue discount or market discount and reduced by amortizable bond premium to the extent applicable, that has accrued and is otherwise required to be taken into account with respect to a note during an accrual period. The U.S. dollar value of such accrued income will be determined by translating such income at the average rate of exchange for the accrual period or, with respect to an accrual period that spans two taxable years, at the average rate for the partial period within the taxable year. A United States holder may elect, however, to translate such accrued interest income using the rate of exchange on the last day of the accrual period or, with respect to an accrual period that spans two taxable years, using the rate of exchange on the last day of the taxable year. If the last day of an accrual period is within five business days of the date of receipt of the accrued interest, a United States holder may translate such interest using the rate of exchange on the date of receipt. The above election will apply to other debt obligations held by the United States holder and may not be changed without the consent of the IRS. A United States holder should consult a tax advisor before making the above election. A United States holder will recognize exchange gain or loss, which will be treated as ordinary income or loss, with respect to accrued interest income on the date such income is received. The amount of ordinary income or loss recognized will equal the difference, if any, between the U.S. dollar value of the foreign currency payment received, determined on the date such payment is received, in respect of such accrual period and the U.S. dollar value of interest income that has accrued during such accrual period, as determined above.
      Purchase, Sale and Retirement of Notes. A United States holder who purchases a note with previously owned foreign currency will recognize ordinary income or loss in an amount equal to the difference, if any, between such United States holder’s tax basis in the foreign currency and the U.S. dollar fair market value of the foreign currency used to purchase the note, determined on the date of purchase. Except as discussed above with respect to short-term notes, upon the sale, exchange or retirement of a note, a United States holder will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or retirement and such United States holder’s adjusted tax basis in the note. Such gain or loss generally will be capital gain or loss, except to the extent of any accrued market discount not previously included in the United States holder’s income, and would be long-term capital gain or loss if the holding period for the notes is more than one year. To the extent the amount realized represents accrued but unpaid interest, however, such amounts must be taken into account as interest income, with exchange gain or loss computed as described in “Payments of Interest in a Foreign Currency” above. If a United States holder receives foreign currency on such a sale, exchange or retirement the amount realized will be based on the U.S. dollar value of the foreign currency on the date the payment is received or the note is disposed of, or deemed disposed of in the case of a taxable exchange of the note for a new note. In the case of a note that is denominated in foreign currency and is traded on an established securities market, a cash basis United States holder, or, upon election, an accrual basis United States holder, will determine the U.S. dollar value of the amount realized by translating the foreign currency payment at the spot rate of exchange on the settlement date of the sale. A U.S. holder’s adjusted tax basis in a note will equal the cost of the note to such holder, increased by the amounts of any market discount or original issue discount previously included in income by the holder with respect to such note and reduced by any amortized acquisition or other premium and any principal payments received by the holder. A United States holder’s tax basis in a note, and the amount of any subsequent adjustments to such holder’s tax basis, will be the U.S. dollar value of the foreign currency amount paid for such note, or of the foreign currency amount of the adjustment, determined on the date of such purchase or adjustment.
      Gain or loss realized upon the sale, exchange or retirement of a note that is attributable to fluctuations in currency exchange rates will be ordinary income or loss which will not be treated as interest income or expense. Gain or loss attributable to fluctuations in exchange rates will equal the difference between the U.S. dollar value of the foreign currency purchase price of the note, determined on the date such payment is received or the note is disposed of, and the U.S. dollar value of the foreign currency purchase price of the note, determined on the date the United States holder acquired the note. Such foreign currency gain or loss will be recognized only to the extent of the total gain or loss realized by the United States holder on the sale, exchange or retirement of the note.
      Original Issue Discount. In the case of a note issued with original issue discount or short-term note,

•	original issue discount is determined in units of the foreign currency,

•	accrued original issue discount is translated into U.S. dollars as described in “Payments of Interest in a Foreign Currency” above, and

•	the amount of foreign currency gain or loss on the accrued original issue discount is determined by comparing the amount of income received attributable to the discount, either upon payment, maturity or an earlier disposition, as translated into U.S. dollars at the rate of exchange on the date of such receipt, with the amount of original issue discount accrued, as translated above.
      Premium and Market Discount. In the case of a note with market discount, (i) market discount is determined in units of the foreign currency, (ii) accrued market discount taken into account upon the receipt of any partial principal payment or upon the sale, exchange, retirement or other disposition of the note, other than accrued market discount required to be taken into account currently, is translated into U.S. dollars at the exchange rate on such disposition date, and no part of such accrued market discount is treated as exchange gain or loss, and (iii) accrued market discount currently includible in income by a United State holder for any accrual period is translated into U.S. dollars on the basis of the average exchange rate in effect during such accrual period, and the exchange gain or loss is determined upon the receipt of any partial principal payment or upon the sale, exchange, retirement or other disposition of the note in the manner described in “Payments of Interest in a Foreign Currency” above with respect to computation of exchange gain or loss on accrued interest.
      With respect to a note issued with amortizable bond premium, such premium is determined in the relevant foreign currency and reduces interest income in units of the foreign currency. Exchange gain or loss is realized with respect to the bond premium by treating the portion of premium amortized with respect to any period as a return of principal. With respect to any United States holder that does not elect to amortize bond premium, the amount of bond premium will constitute a market loss when the note matures. In general, a United States holder should recognize exchange gain or loss equal to the difference between the U.S. dollar value of the bond premium amortized with respect to a period, determined on the date the interest attributable to such period is received, and the U.S. dollar value of the bond premium determined on the date of the acquisition of the note.
      Exchange of Foreign Currencies. A United States holder will have a tax basis in any foreign currency received as interest or on the sale, exchange or retirement of a note equal to the U.S. dollar value of such foreign currency, determined at the time the interest is received or at the time of the sale, exchange or retirement. Any gain or loss realized by a United States holder on a sale or other disposition of foreign currency, including its exchange for U.S. dollars or its use to purchase notes, will be ordinary income or loss.
SUPPLEMENTAL PLAN OF DISTRIBUTION
      We are offering the Series C medium-term notes on a continuing basis through Morgan Stanley & Co. Incorporated, A.G. Edwards & Sons, Inc., Banc of America Securities LLC, Commerzbank Capital Markets Corp., J.P. Morgan Securities Inc., PNC Capital Markets LLC, Scotia Capital (USA) Inc., Wachovia

Capital Markets, LLC, Wells Fargo Securities, LLC as our agents, who have agreed to use their commercially reasonable efforts to solicit offers to purchase notes. An agent may reject, in whole or in part, any offer it solicited to purchase the notes. Unless otherwise specified in the applicable pricing supplement, we will pay an agent, in connection with sales of these notes resulting from a solicitation that agent made or an offer to purchase that agent received, a commission ranging from .125% to ..750% of the initial offering price of the notes to be sold, depending on the maturity of the notes. We and the agent will negotiate commissions for notes with a maturity of 30 years or greater at the time of sale.
      We reserve the right to sell the notes directly on our own behalf in jurisdictions where we and our employees are or may become registered or qualified to do so or in transactions in which they are exempt from having to register or qualify. We will not pay commissions on any sales we make directly. We may sell the notes through one or more additional agents or directly to one or more underwriters for resale to the public.
      We may also sell the notes to an agent as principal for its own account at discounts to be agreed upon at the time of sale. That agent may resell the notes to investors and other purchasers at a fixed offering price or at prevailing market prices, or prices related thereto at the time of resale or otherwise, as that agent determines and as we will specify in the applicable pricing supplement. An agent may offer the notes it has purchased as principal to other dealers. That agent may sell the notes to any dealer at a discount and, unless otherwise specified in the applicable pricing supplement, the discount allowed to any dealer will not be in excess of the discount that agent will receive from us. After the initial public offering of securities that an agent is to resell on a fixed public offering price basis, the agent may change the public offering price, concession and discount.
      Each of the agents may be deemed to be an “underwriter” within the meaning of the Securities Act of 1933. We and the agents have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act or to contribute to payments made in respect of those liabilities. We have agreed to reimburse the agents for specified expenses.
      Unless otherwise provided in the applicable pricing supplement, we do not intend to apply for the listing of the notes on a national securities exchange, but have been advised by the agents that they intend to make a market in the notes, as applicable laws and regulations permit. The agents are not obligated to do so, however, and the agents may discontinue making a market at any time without notice. No assurance can be given as to the liquidity of any trading market for the notes. See “Risk Factors — An Absence of A Market for the Notes May Affect the Liquidity of the Notes” in the accompanying prospectus.
      In order to facilitate the offering of the notes, the agents may engage in transactions that stabilize, maintain or otherwise affect the price of the notes. Specifically, the agents may over-allot in connection with any offering of the notes, creating a short position in the notes for their own accounts. In addition, to cover over-allotments or to stabilize the price of the notes, the agents may bid for, and purchase, the notes in the open market. Finally, in any offering of the notes through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the notes in the offering if the syndicate repurchases previously distributed notes in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the notes above independent market levels. The agents are not required to engage in these activities, and may end any of these activities at any time.
      In the ordinary course of their respective businesses, certain of the agents and their affiliates have provided various financial advisory and other general financing and banking services to us and AMB Property Corporation and our respective affiliates, for which they have received compensation. The agents and their affiliates may continue to provide these or similar services in the future.
      JPMorgan Chase Bank, N.A., an affiliate of J.P. Morgan Securities Inc., is the administrative agent and a lender under our $550 million credit facility. J.P. Morgan Europe Limited, an affiliate of J.P. Morgan Securities Inc., is the administrative agent for alternative currencies under this credit facility. J.P. Morgan Securities Inc. and Banc of America Securities LLC are the joint lead arrangers and joint bookrunners under this credit facility. Bank of America, N.A. is the syndication agent and a lender under the credit facility. Each of Eurohypo AG, New York Branch, an affiliate of Commerzbank Capital Markets Corp., Wachovia Bank,

N.A., and PNC Bank, National Association, is a documentation agent and a lender under this credit facility and each of The Bank of Nova Scotia, acting through its San Francisco agency, an affiliate of Scotia Capital, and Wells Fargo Bank, N.A, is a managing agent and a lender under this credit facility.
      Bank of America, N.A., is the administrative agent and a lender under a separate $250 million multicurrency credit facility. Banc of America Securities Asia Limited is the Hong Kong dollars agent, Banc of America, N.A., Singapore Branch is the Singapore dollars agent and Banc of America Securities LLC is the sole lead arranger and sole book manager under this credit facility. The Bank of Nova Scotia, an affiliate of Scotia Capital, is the syndication agent and a lender under this credit facility.
      The Bank of Nova Scotia, an affiliate of Scotia Capital, is also the documentation agent and a lender under a credit facility for 45.0 billion Yen.
      To the extent the proceeds of an offering of the notes are used to repay borrowings under any of our credit facilities, one or more of the agents may receive a portion of those proceeds. It is possible that 10% or more of the net proceeds of an offering of notes will be applied to the repayment of a loan or loans made to us by one or more of the agents. Under the Conduct Rules of the National Association of Securities Dealers, Inc., special considerations apply to a public offering of securities where more than 10% of the net proceeds will be paid to a participating underwriter or any of its affiliates. Therefore, any such offering will be conducted pursuant to Rule 2710(c)(8) of the Conduct Rules of the National Association of Securities Dealers, Inc.
      Wachovia Capital Markets, LLC is the trade name for the corporate and investment banking services of Wachovia Corporation and its subsidiaries. Any references to “Wachovia Securities” in this prospectus, however, do not include Wachovia Securities, Inc., a separate broker-dealer subsidiary of Wachovia Corporation and sister affiliate of Wachovia Capital Markets, LLC which may or may not be participating as a separate selling dealer in the distribution of the notes.
VALIDITY OF THE SECURITIES
      Certain legal matters will be passed upon for us, including the validity of the issuance of the notes, by Latham & Watkins LLP, San Francisco, California and by Tamra D. Browne, Esq., our General Counsel. Certain legal matters relating to Maryland law will be passed upon for us by Ballard Spahr Andrews & Ingersoll, LLP, Baltimore, Maryland. Certain legal matters will be passed upon for the agents by Gibson, Dunn & Crutcher LLP, San Francisco, California.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
      The SEC allows us to “incorporate by reference” the information we file with them which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act between the date of the initial registration statement and prior to effectiveness of the registration statement and the following documents:

•	Annual Report of AMB Property, L.P. on Form 10-K for the year ended December 31, 2005 filed on March 13, 2006;

•	Annual Report of AMB Property Corporation on Form 10-K for the fiscal year ended December 31, 2005 filed on March 10, 2006, as amended on Form 10-K/ A filed on March 16, 2006;

•	Quarterly Report of AMB Property, L.P. on Form 10-Q for the quarter ended June 30, 2006 filed on August 8, 2006, as amended on Form 10-Q/A filed on August 9, 2006;

•	Quarterly Report of AMB Property, L.P. on Form 10-Q for the quarter ended March 31, 2006 filed on May 10, 2006;

•	Quarterly Report of AMB Property Corporation on Form 10-Q for the quarter ended June 30, 2006 filed on August 8, 2006;

•	Quarterly Report of AMB Property Corporation on Form 10-Q for the quarter ended March 31, 2006 filed on May 10, 2006;

•	Current Reports of AMB Property, L.P. on Form 8-K filed on January 5, 2006, February 22, 2006, March 24, 2006, June 7, 2006, June 19, 2006, June 21, 2006, June 29, 2006 and July 3, 2006;

•	Current Reports of AMB Property Corporation on Form 8-K filed on January 5, 2006, February 22, 2006, March 24, 2006, June 7, 2006, June 19, 2006, June 21, 2006, June 29, 2006 and July 3, 2006;

•	Item 8.01 of the Current Reports of AMB Property Corporation on Form 8-K filed on January 24, 2006, April 12, 2006 (as amended on form 8-K/ A filed on May 10, 2006) and July 12, 2006;

•	AMB Property Corporation’s definitive proxy statement with respect to the 2006 Annual Meeting of Stockholders filed on March 30, 2006; and

•	all documents filed by either AMB Property, L.P. or AMB Property Corporation with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on or after the date of this prospectus and prior to the termination of the offering (but excluding any documents or portions of documents which are deemed “furnished” and not filed with the SEC).
      We will furnish without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents to:
AMB Property, L.P.
AMB Property Corporation
Attn: Investor Relations
Pier 1, Bay 1
San Francisco, CA 94111
(415) 394-9000

PROSPECTUS
$500,000,000
AMB Property, L.P.
Debt Securities
Guarantees by AMB Property Corporation
AMP Property, L.P., a Delaware limited partnership, may offer, from time to time, its debt securities in one or more series, which may be either senior or subordinated, at prices and on terms that it will determine at the time of offering, with an aggregate public offering price of up to $500,000,000 (or its equivalent in foreign currencies or composite currencies). AMB Property Corporation, a Maryland corporation, may unconditionally guarantee the payment obligations on the debt securities on the terms described in this prospectus and in the applicable supplement to this prospectus.
The specific terms of any debt securities offered will be included in a supplement to this prospectus. You should read this prospectus and the applicable supplement carefully before you invest.
We will provide specific terms of the offering in supplements to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest in any of our securities.
Investing in the Debt Securities involves risk. See “Risk Factors” beginning on page 1.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.
Neither the securities and exchange commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is July 5, 2006.

      You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone else to provide you with different or additional information. We are offering to sell these debt securities and seeking offers to buy these debt securities only in jurisdictions where offers and sales are permitted.
      Neither we nor the agents claim that the information contained in this prospectus or the applicable prospectus supplement is accurate as of any date other than the dates on their respective covers.
      We have not authorized any dealer or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying supplement to this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or any accompanying supplement to this prospectus. This prospectus and any accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and any accompanying supplement to this prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying supplement to this prospectus is delivered or securities are sold on a later date.

i

ABOUT THIS PROSPECTUS
      This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf process, we may sell the debt securities described in this prospectus in one or more offerings up to a total dollar amount of $500,000,000. This prospectus sets forth certain terms of the debt securities that we may offer.
      Each time we offer debt securities, we will attach a prospectus supplement to this prospectus. The supplement will contain the specific description of the debt securities we are then offering and the terms of the offering. The supplement will supersede this prospectus to the extent it contains information that is different from the information contained in this prospectus.
      It is important for you to read and consider all information contained in this prospectus and the applicable prospectus supplement in making your investment decision. You should also read and consider the information contained in the documents identified in “Where You Can Find More Information” in this prospectus.
      Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “we”, “us” or “our” mean AMB Property Corporation, AMB Property, L.P. and our respective subsidiaries.
RISK FACTORS
      You should carefully consider the specific risks set forth under the caption “Risk Factors” in the applicable prospectus supplement and under the caption “Risk Factors” in any of our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 incorporated by reference herein before making an investment decision, as well as the following risk factors before investing in any debt securities offered by this prospectus or an accompanying prospectus supplement. For more information, see “Where You Can Find More Information.”

The debt securities will be effectively subordinated to our secured debt and the guarantees will be structurally subordinated and, as a result, other creditors may be entitled to repayment before our assets are available to satisfy our obligations under the debt securities and the guarantees.
      The debt securities will be effectively subordinated to our mortgages and other secured indebtedness, which encumber certain of our assets, and to all of the indebtedness of our subsidiaries. As a result, in the event of our bankruptcy or liquidation, any holders of our mortgages or other secured indebtedness would be entitled to be repaid in full before our assets would be available to satisfy our obligations on the debt securities, and in the event of a bankruptcy or liquidation of any of our subsidiaries, the creditors of that subsidiary would be entitled to be repaid in full before any assets of that subsidiary would be available to satisfy our obligations on the debt securities. In addition, the guarantee of any debt securities by AMB Property Corporation will be effectively subordinated to all of the mortgages and other secured indebtedness of AMB Property Corporation and all of the indebtedness of its subsidiaries, including AMB Property, L.P. Further, AMB Property Corporation’s only significant asset is its ownership interest in AMB Property, L.P. As of March 31, 2006, the total outstanding indebtedness for AMB Property, L.P., its subsidiaries and the other subsidiaries of AMB Property Corporation was approximately $3.7 billion of which approximately $1.9 billion was secured. Approximately $1.4 billion of this secured debt is non-recourse secured debt of consolidated joint ventures. Subject to certain limitations, AMB Property, L.P. and AMB Property Corporation may each incur additional indebtedness. Although AMB Property Corporation’s board of directors has adopted a policy of limiting AMB Property Corporation’s debt-to-total market capitalization ratio to approximately 45% or less, neither AMB Property Corporation’s nor AMB Property, L.P.’s organizational documents limit the amount of indebtedness that each may incur. In addition, the aggregate amount of indebtedness that we and AMB Property Corporation may incur under this policy varies directly with the valuation of AMB Property Corporation’s capital stock and the number of shares of its capital stock outstanding. Accordingly, we and AMB Property Corporation would be able to incur additional indebtedness as a result of increases in the market price per share of AMB Property Corporation’s capital stock.

The guarantees of the debt securities by AMB Property Corporation could be voided.
      AMB Property Corporation’s obligations under its guarantees of the debt securities issued under this prospectus may be subject to review under state or federal fraudulent transfer laws in the event of AMB Property Corporation’s bankruptcy or other financial difficulty. Under those laws, in a lawsuit by an unpaid creditor or representative of creditors of AMB Property Corporation, such as a trustee in bankruptcy, if a court were to find that when AMB Property Corporation entered into the guarantees, it received less than fair consideration or reasonably equivalent value for the guarantees and either:

•	was insolvent;

•	was rendered insolvent;

•	was engaged in a business or transaction for which its remaining unencumbered assets constituted unreasonably small capital;

•	intended to incur or believed that it would incur debts beyond its ability to pay as the debts matured; or

•	entered into the guarantees with actual intent to hinder, delay or defraud its creditors, then the court could void the guarantees and AMB Property Corporation’s obligations under the guarantees, and direct the return of any amounts paid under the guarantees to AMB Property Corporation or to a fund for the benefit of its creditors. Furthermore, to the extent that AMB Property Corporation’s obligations under the guarantees of the debt securities exceed the actual benefit that it receives from the issuance of the debt securities, AMB Property Corporation may be deemed not to have received fair consideration or reasonably equivalent value from the guarantees. As a result, the guarantees and AMB Property Corporation’s obligations under the guarantees may be void. The measure of insolvency for purposes of the factors above will vary depending on the law of the jurisdiction being applied. Generally, however, an entity would be considered insolvent if the sum of its debts (including contingent or unliquidated debts) is greater than all of its property at a fair valuation or if the present fair saleable value of its assets is less than the amount that will be required to pay its probable liability on its existing debts as they become absolute and matured.

An absence of a market for the debt securities may affect the liquidity of the debt securities.
      Unless we specify otherwise in the related prospectus supplement, each series of debt securities offered will be a new issue with no established trading market. We may elect to list any series of debt securities on any exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a series of offered debt securities, but will not be obligated to do so and may discontinue any market making at any time without notice. If an active market for a series of debt securities does not develop, the market price and liquidity of that series of debt securities may be materially and adversely affected. We cannot assure you that an active market for the debt securities will develop. The liquidity of, and trading market for, the debt securities may also be materially and adversely affected by declines in the market for debt securities generally. Such a decline may materially and adversely affect the liquidity and trading of the debt securities independent of our financial performance and prospects.
FORWARD-LOOKING STATEMENTS
      Some of the information included and incorporated by reference in this prospectus and the accompanying prospectus supplement contains forward-looking statements, which are made pursuant to the safe-harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause our actual results to differ materially from those in the forward-looking statements, and you should not rely on the forward-looking statements as predictions of future events. The events or circumstances reflected in forward-looking statements might not occur. You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates” or “anticipates,” or the negative of these words and phrases, or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Forward-looking statements should not be read as guarantees of future performance or results, and will not necessarily be accurate indicators of whether, or the time at which, such performance or results will be achieved. There is no assurance that the events or circumstances reflected in forward-looking statements will occur or be achieved. Forward-looking statements are necessarily dependent on assumptions, data or methods that may be incorrect or imprecise and we may not be able to realize them.
      The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements:

•	changes in general economic conditions or in the real estate sector;

•	defaults on or non-renewal of leases by customers or renewal at lower than expected rent;

•	difficulties in identifying properties to acquire and in effecting acquisitions on advantageous terms and the failure of acquisitions to perform as we expect;

•	risks and uncertainties affecting property development and renovation (including construction delays, cost overruns, our inability to obtain necessary permits and financing, and public opposition to these activities);

•	risks of doing business internationally, including unfamiliarity with new markets and currency risks;

•	a downturn in the U.S., California, or the global economy or real estate conditions;

•	losses in excess of our insurance coverage;

•	our failure to divest of properties on advantageous terms or to timely reinvest proceeds from any such divestitures;

•	unknown liabilities acquired in connection with acquired properties or otherwise;

•	risks associated with using debt to fund acquisitions and development, including re-financing risks;

•	our failure to obtain necessary financing;

•	changes in local, state and federal regulatory requirements;

•	increases in real property tax rates;

•	increases in interest rates and operating costs or greater than expected capital expenditures;

•	environmental uncertainties; and

•	our failure to maintain our status as a real estate investment trust under the Internal Revenue Code of 1986, as amended.
      Our success also depends upon economic trends generally, various market conditions and fluctuations and those other risk factors discussed under the heading “Risk Factors” and elsewhere in the most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q for AMB Property, L.P. and AMB Property Corporation and in our other filings with the SEC that are incorporated by reference in this prospectus and the accompanying prospectus supplement. We caution you not to place undue reliance on forward-looking statements, which reflect our analysis only and speak as of the date of this prospectus or the accompanying prospectus supplement, as applicable, or as of the dates indicated in the statements. We assume no obligation to update or supplement forward-looking statements.
AMB PROPERTY, L.P. AND AMB PROPERTY CORPORATION
      AMB Property, L.P., a Delaware limited partnership, acquires, develops and operates industrial properties in key distribution markets throughout North America, Europe and Asia. We use the terms “industrial properties” or “industrial buildings” to describe various types of industrial properties in our portfolio and use these terms interchangeably with the following: logistics facilities, centers or warehouses; distribution facilities, centers or warehouses; High Throughput Distribution® (HTD®) facilities; or any combination of these terms.
      We commenced operations shortly before the consummation of AMB Property Corporation’s initial public offering on November 26, 1997. Our strategy focuses on providing properties for customers who value the efficient movement of goods in the world’s busiest distribution markets: large, supply-constrained locations with proximity to airports, seaports and major highway systems.
      As of March 31, 2006, AMB Property Corporation owned an approximate 95.3% general partnership interest in us, excluding preferred units. As our sole general partner, AMB Property Corporation has the full, exclusive and complete responsibility for and discretion in our day-to-day management and control.
      Our investment strategy generally targets customers whose businesses are tied to global trade, which, according to the World Trade Organization, has grown more than three times the world gross domestic product growth rate during the last 20 years. To serve the facilities needs of these customers, we seek to invest in major distribution markets, transportation hubs and gateways, both in the U.S. and internationally. Our investment strategy targets markets that are generally characterized by large population densities and typically offer substantial consumer bases, proximity to large clusters of distribution-facility users and significant labor pools.
      Our strategy is to become a leading provider of industrial properties in supply-constrained submarkets located near key international passenger and cargo airports, highway systems and seaports in major metropolitan areas of North America, Europe and Asia. These submarkets are generally tied to global trade.
      Further, we focus on HTD® facilities, which are buildings designed to facilitate the rapid distribution of our customers’ products rather than storage of goods. Our investment focus on HTD® assets is based on what we believe to be a global trend toward lower inventory levels and expedited supply chains. HTD® facilities generally have a variety of physical characteristics that allow for the rapid transport of goods from point-to-point. These physical characteristics could include numerous dock doors, shallower building depths, fewer columns, large truck courts and more space for trailer parking. We believe that these building characteristics represent an important success factor for time-sensitive customers such as air express, logistics and freight forwarding companies, and that these facilities function best when located in convenient proximity to transportation infrastructure, such as major airports and seaports.
      Our own employees perform our corporate administrative and management functions, rather than our relying on an outside manager for these services. We manage our portfolio of properties in a flexible operating model which includes both direct property management and a Strategic Alliance Program® in which we have established relationships with third-party real estate management firms, brokers and developers that provide property-level administrative and management services under our direction.
      Our principal executive office is located at Pier 1, Bay 1, San Francisco, California 94111; our telephone number is (415) 394-9000. We maintain regional offices in Amsterdam, Boston, Chicago, Los Angeles, New Jersey, Shanghai, Singapore, Tokyo and Vancouver. Our website address is www.amb.com. Information contained on our website is not and should not be deemed a part of this prospectus or any other prospectus or filing filed with the SEC.
USE OF PROCEEDS
      Unless we indicate otherwise in the applicable prospectus supplement, we intend to use the net proceeds from the sale of debt securities offered by this prospectus for general corporate purposes, which may include the acquisition or development of additional properties, the repayment of indebtedness, including inter-company indebtedness, the redemption or other repurchase of outstanding securities, capital expenditures and increasing our working capital. Pending the application of the net proceeds, we may invest the proceeds in short-term securities or temporarily reduce borrowings under revolving credit facilities.

RATIOS OF EARNINGS TO FIXED CHARGES
      AMB Property Corporation’s ratios of earnings to fixed charges for the three-month period ended March 31, 2006 and for each of the previous five years ended December 31 were as follows:

	Three Months	Year Ended December 31,
	Ended
	March 31, 2006	2005	2004	2003	2002	2001

Ratio of earnings to fixed charges	1.4	1.7	1.4	1.4	1.5	1.6
      AMB Property, L.P.’s ratios of earnings to fixed charges for the three-month period ended March 31, 2006 and for each of the previous five years ended December 31 were as follows:

	Three Months	Year Ended December 31,
	Ended
	March 31, 2006	2005	2004	2003	2002	2001

Ratio of earnings to fixed charges	1.4	1.7	1.4	1.5	1.6	1.7
      We and AMB Property Corporation have computed the ratios of earnings to fixed charges by dividing fixed charges, excluding capitalized interest, plus income from continuing operations including income from minority interests which have fixed charges and including distributed operating income from unconsolidated joint ventures instead of income from unconsolidated joint ventures, by fixed charges. Fixed charges consist of interest costs, whether expensed or capitalized, the interest component of rental expense, amortization of debt issuance costs and preferred dividends of subsidiaries not eliminated in consolidation.
DESCRIPTION OF DEBT SECURITIES
      You can find the definitions of certain capitalized terms used in this description under the subheading “Definitions.” In this description, the “Operating Partnership” refers only to AMB Property, L.P. and not to any of its subsidiaries and the “Company” refers only to AMB Property Corporation and not to any of its subsidiaries.
General
      The debt securities will be direct, non-convertible, obligations of the Operating Partnership, which may be secured or unsecured, and which may be senior or subordinated indebtedness of the Operating Partnership. The Operating Partnership will issue the debt securities under an Indenture dated as of June 30, 1998, as amended or supplemented from time to time, among the Operating Partnership, the Company and U.S. Bank National Association, as successor-in-interest to State Street Bank and Trust Company of California, N.A., as trustee (together with any other trustee(s) appointed in a supplemental indenture with respect to a particular series of debt securities, the “trustee”). The indenture is subject to, and governed by, the Trust Indenture Act of 1939, as amended. The statements made in this section relating to the indenture and the debt securities are summaries of certain provisions of the debt securities and the indenture. These summaries are not complete. For more detail you should refer to the indenture, which we have filed as an exhibit to the registration statement of which this prospectus is a part.
Term
      We will describe the particular terms of the debt securities offered by a prospectus supplement in the applicable prospectus supplement, along with any applicable modifications of or additions to the general terms of the debt securities as described in this prospectus. Accordingly, for a description of the terms of any series of debt securities, you must refer to both the prospectus supplement relating to that series and the description of the debt securities set forth in this prospectus. A prospectus supplement may change any of the terms of the debt securities described in this prospectus.
      The Operating Partnership may offer under this prospectus up to $500,000,000 (or its equivalent in another currency based on the exchange rate at the time of sale) aggregate principal amount of debt securities or if debt securities are issued at a discount, such principal amount as may be sold for an initial public offering price of up to $500,000,000. Unless we state otherwise in any prospectus supplement, the Operating Partnership may issue the debt securities in one or more series, as established from time to time by the Operating Partnership. The Operating Partnership need not issue all debt securities of one series at the same time and, unless otherwise provided, a series may be reopened, without the consent of the holders of the debt securities of that series, for issuances of additional debt securities of that series.
      The Operating Partnership may, but need not, designate more than one trustee under the indenture, each with respect to one or more series of debt securities. Any trustee may resign or be removed with respect to one or more series of debt securities, and a successor trustee may be appointed to act with respect to the series. If two or more persons are acting as trustee with respect to different series of debt securities, each such trustee will be a trustee of a trust under the indenture separate and apart from the trust administered by any other trustee and, except as we state otherwise in this prospectus, any action to be taken by a trustee may be taken by each trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee.
      The following summaries set forth certain general terms and provisions of the indenture and the debt securities. The prospectus supplement relating to the series of debt securities being offered will contain further terms of the debt securities, including the following specific terms:

•	the title of the debt securities;

•	the limit on the aggregate principal amount of the debt securities of the series that may be authenticated and delivered under the indenture;

•	the date or dates, or the method for determining the date or dates, on which the Operating Partnership will pay the principal of the debt securities;

•	the rate or rates (which may be fixed or variable), or the method by which such rate or rates will be determined, at which the debt securities will bear interest, if any;

•	the date or dates (or the method for determining the date or dates) from which any interest will accrue, the dates upon which any interest will be payable and the record dates for payment of interest (or the method by which the record dates will be determined);

•	the place or places, if any, other than or in addition to the Borough of Manhattan, The City of New York, where the principal of (and premium, if any) and interest, if any, on the debt securities will be payable, where the debt securities may be surrendered for conversion or registration of transfer or exchange and where notices or demands to or upon the Operating Partnership in respect of the debt securities and the indenture may be served;

•	any obligation the Operating Partnership has to redeem, repay or repurchase the debt securities, in whole or in part, at the option of a holder of the debt securities, and the period or periods within which, the date or dates on which the price or prices at which and the terms and conditions upon which the Operating Partnership will redeem, repay or repurchase the debt securities;

•	if other than the trustee, the identity of each security registrar and/or paying agent;

•	any provisions granting special rights to holders of the debt securities;

•	any deletions from, modifications of, or additions to the events of default or covenants of the Operating Partnership with respect to the debt securities, whether or not such events of default or covenants are consistent with the events of default or covenants in the indenture;

•	the person to whom any interest will be payable, if other than the person in whose name the debt security is registered; and

•	any other terms of the debt securities and any deletions from or modifications or additions to the indenture in respect of the debt securities (whether or not consistent with the other provisions of the indenture).

      The Operating Partnership may issue debt securities at a discount below their principal amount and provide for less than the entire principal amount of the debt securities to be payable upon declaration of acceleration of maturity. In such cases, we will describe any material U.S. federal income tax, accounting and other considerations in the applicable prospectus supplement.
Denominations And Interest
      Unless we specify otherwise in the applicable prospectus supplement, the debt securities of any series will be issuable in denominations of $1,000 and integral multiples thereof. Unless we specify otherwise in the applicable prospectus supplement, interest on any series of debt securities will be payable to the person in whose name the security is registered at the close of business on the record date for such interest at the office of the Operating Partnership maintained for such purpose within the City and State of New York. However, unless we provide otherwise in the applicable prospectus supplement, the Operating Partnership may make interest payments by check mailed to the address of the person entitled to the interest as it appears in the applicable register for debt securities or by wire transfer of funds to such person at an account maintained within the United States.
Global Notes
      Unless we specify otherwise in the applicable prospectus supplement, the debt securities of each series will be issued in the form of one or more fully registered book-entry debt securities of such series (each, a “Global Note”) that will be deposited with, or on behalf of The Depository Trust Company, New York, New York, or DTC. Global Notes will be issued in fully registered form.
      The Operating Partnership anticipates that the Global Notes will be deposited with, or on behalf of, DTC and that such Global Note will be registered in the name of Cede & Co., DTC’s nominee. Unless we specify otherwise in the applicable prospectus supplement, the Operating Partnership further anticipates that the following provisions will apply to the depository arrangements with respect to the Global Notes.
      So long as DTC or its nominee is the registered owner of the Global Notes, DTC or its nominee, as the case may be, will be considered the sole holder of the debt securities represented by the Global Note for all purposes under the indenture. Except as described below, owners of beneficial interests in the Global Notes will not be entitled to have debt securities represented by such Global Note registered in their names, will not receive or be entitled to receive physical delivery of debt securities in certificated form and will not be considered the owners or holders of the debt securities under the indenture. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in certificated form; accordingly, such laws may limit the transferability of beneficial interests in the Global Notes.
      The Global Notes will be exchangeable for certificated debt securities only if:

•	DTC notifies the Operating Partnership that it is unwilling or unable to continue as depository or DTC ceases to be a clearing agency registered under the Exchange Act (if so required by applicable law or regulation) and, in either case, a successor depository is not appointed by the Operating Partnership within 90 days after the Operating Partnership receives such notice or becomes aware of such ineligibility;

•	the Operating Partnership in its sole discretion determines that the Global Notes shall be exchangeable for certificated debt securities; or

•	there shall have occurred and be continuing an event of default with respect to debt securities of any series under the indenture and beneficial owners representing a majority in aggregate principal amount of the debt securities of such series represented by a Global Note advise DTC to cease acting as depository.
Upon any such exchange, owners of a beneficial interest in such Global Note will be entitled to physical delivery of individual debt securities of such series in certificated form of like tenor, terms and rank, equal in principal amount to such beneficial interest, and to have such debt securities in certificated form registered in the names of the beneficial owners, which names are expected to be provided by DTC’s relevant participants (as identified by DTC) to the trustee. Debt securities so issued in certificated form will be issued in denominations of $1,000 or any integral multiple thereof, and will be issued in registered form only, without coupons.
      The following is based on information furnished to us by DTC:
      DTC will act as securities depository for the debt securities. The debt securities will be issued as fully registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully registered certificate will be issued with respect to each $500 million (or such other amount as shall be permitted by DTC from time to time) of principal amount of each series of debt securities, and additional certificates will be issued with respect to any remaining principal amounts.
      DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants (“participants”) deposit with DTC. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations (“direct participants”). DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, which in turn is owned by a number of DTC’s direct participants and members of the National Securities Clearing Corporation, Fixed Income Clearing Corporation and Emerging Markets Clearing Corporation, as well as by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others, such as securities brokers and dealers, and banks and trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly (“indirect participants”). The rules applicable to DTC and its participants are on file with the SEC.
      Purchases of debt securities under the DTC system must be made by or through direct participants, which will receive a credit for the debt securities on DTC’s records. The ownership interest of each actual purchaser of each debt security (“beneficial owner”) is in turn recorded on the direct and indirect participants’ records. A beneficial owner does not receive written confirmation from DTC of its purchase, but is expected to receive a written confirmation providing details of the transaction, as well as periodic statements of its holdings, from the direct or indirect participant through which such beneficial owner entered into the transaction. Transfers of ownership interests in debt securities are accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners do not receive certificates representing their ownership interests in debt securities, except under the circumstances described above.
      To facilitate subsequent transfers, the debt securities are registered in the name of DTC’s nominee, Cede & Co. or such other name as may be requested by an authorized representative of DTC. The deposit of the debt securities with DTC and their registration in the name of Cede & Co. will effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the debt securities; DTC records reflect only the identity of the direct participants to whose accounts debt securities are credited, which may or may not be the beneficial owners. The participants remain responsible for keeping account of their holdings on behalf of their customers.
      Delivery of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners are governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

      Neither DTC nor Cede & Co. consents or votes with respect to the debt securities unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails a proxy (an “omnibus proxy”) to the issuer as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the debt securities are credited on the record date (identified on a list attached to the omnibus proxy).
      Principal payments, premium payments, if any, and interest payments, if any, on the debt securities will be made to Cede & Co. or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts on the payment date in accordance with their respective holdings as shown on DTC’s records upon receipt of the funds. Payments by direct and indirect participants to beneficial owners are governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name” and are the responsibility of such direct and indirect participants and not of DTC, the trustee or the Operating Partnership, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal (and premium, if any) and interest, if any, to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of the Operating Partnership or the trustee, disbursement of such payments to direct participants is the responsibility of DTC, and disbursement of such payments to the beneficial owners is the responsibility of direct and indirect participants.
      If applicable, redemption notices shall be sent to DTC. If less than all of the debt securities of any series represented by the Global Notes are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in such issue to be redeemed.
      DTC may discontinue providing its services as securities depository with respect to the debt securities of any series at any time by giving reasonable notice to the Operating Partnership or the trustee. Under such circumstances, in the event that a successor securities depository is not appointed, certificates are required to be printed and delivered as described above.
      The Operating Partnership may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, certificates will be printed and delivered as described above.
      None of the Operating Partnership, the Company, the underwriters, the trustee, or any applicable paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in the debt securities, or for maintaining, supervising or reviewing any records relating to such beneficial interest.
      Notices or demands to or upon the Operating Partnership in respect of the debt securities and the indenture may be served and, in the event that debt securities are issued in definitive certificated form, debt securities may be surrendered for payment, registration of transfer or exchange, at the office or agency of the Operating Partnership maintained for such purpose in the Borough of Manhattan, The City of New York, which shall initially be the office of State Street Bank and Trust Company, an affiliate of the trustee, which on the date of this Prospectus is located at 61 Broadway, 15th Floor, New York, New York.
Guarantees
      Unless we specify otherwise in the applicable prospectus supplement, the indenture provides that the Operating Partnership’s obligations under the debt securities will be guaranteed by the Company. The obligations of the Company under any guarantee will be limited to the maximum amount permitted under applicable federal or state law. A supplemental indenture establishing the terms of a particular series of debt securities may provide that such series will not be guaranteed by the Company.
Merger, Consolidation Or Sale Of Assets
      Unless we specify otherwise in the applicable prospectus supplement, the indenture provides that the Operating Partnership will not, in any transaction or series of related transactions, consolidate with, or sell, lease, assign, transfer or otherwise convey all or substantially all of its assets to, or merge with or into any other person unless:

•	either the Operating Partnership is the continuing person or the successor person (if other than the Operating Partnership) is a corporation, partnership, limited liability company or other entity organized and existing under the laws of the United States of America or a State of the United States of America or the District of Columbia and expressly assumes the Operating Partnership’s obligations on the debt securities and under the indenture;

•	immediately after giving effect to the transaction and treating any Debt (including Acquired Debt) which becomes an obligation of the Operating Partnership or any of its affiliates as a result of such transaction as having been incurred by the Operating Partnership or such affiliate at the time of such transaction, no event of default under the indenture, and no event which, after notice or lapse of time, or both, would become an event of default, shall have occurred and be continuing; and

•	the Operating Partnership delivers to the trustee an officers’ certificate and legal opinion covering these conditions.
In the event that the Operating Partnership is not the continuing person, then, for purposes of the second bullet point above, the successor person will be deemed to be the Operating Partnership.
      Upon any such merger, consolidation, sale, assignment, transfer, lease or conveyance in which the Operating Partnership is not the continuing legal entity, the successor entity formed by the consolidation or into which the Operating Partnership is merged or to which the sale, assignment, transfer, lease or other conveyance is made shall succeed to, and be substituted for, and may exercise every right and power of, the Operating Partnership under the indenture with the same effect as if the successor entity has been named as the Operating Partnership in the indenture and the Operating Partnership will be released (except in the case of a lease) from its obligations under the indenture and the debt securities.
      The indenture provides that the Company, as guarantor of a series of debt securities, and any other guarantor, will not, in any transaction or series of transactions, consolidate with, or sell, lease, assign, transfer or otherwise convey all or substantially all of its assets to, or merge with or into any other person unless:

•	either such guarantor is the continuing person or the successor person (if other than such guarantor) is a corporation, partnership, limited liability company or other entity organized and existing under the laws of the United States of America or a State of the United States of America or the District of Columbia and expressly assumes such guarantor’s obligations with respect to the debt securities and the observance of all of the covenants and conditions contained in the indenture and its guarantee;

•	immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time, or both, would become an event of default, shall have occurred and shall be continuing; and

•	such guarantor delivers to the trustee an officers’ certificate and legal opinion covering compliance with these conditions.
In the event that such guarantor is not the continuing corporation, then, for purposes of the second bullet point above, the successor corporation will be deemed to be such guarantor.
      Any consolidation, merger, sale, lease, assignment, transfer or conveyance permitted above is also subject to the condition precedent that the trustee receive an officers’ certificate and legal opinion to the effect that any such consolidation, merger, sale, lease, assignment, transfer or conveyance, and the assumption by any successor corporation, complies with the provisions of the indenture and that all conditions precedent provided for in the indenture relating to such transaction have been complied with.
      A supplemental indenture establishing the terms of a particular series of debt securities may provide that such series will not be guaranteed by the Company.

Certain Covenants
      Unless we specify otherwise in the applicable prospectus supplement, the debt securities will be subject to the following covenants:
      Aggregate Debt Test. The Operating Partnership will not, and will not permit any of its subsidiaries to, incur any Debt (including without limitation Acquired Debt) if, immediately after giving effect to the incurrence of such Debt and the application of the proceeds from such Debt on a pro forma basis, the aggregate principal amount of all outstanding Debt of the Operating Partnership and its subsidiaries (determined on a consolidated basis in accordance with United States generally accepted accounting principles) is greater than 60% of the sum of the following (without duplication):

•	the Total Assets of the Operating Partnership and its subsidiaries as of the last day of the then most recently ended fiscal quarter; and

•	the aggregate purchase price of any real estate assets or mortgages receivable acquired, and the aggregate amount of any securities offering proceeds received (to the extent such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt) by the Operating Partnership or any of its subsidiaries since the end of such fiscal quarter, including the proceeds obtained from the incurrence of such additional Debt, determined on a consolidated basis in accordance with United States generally accepted accounting principles.
For purposes of the foregoing, Debt will be deemed to be incurred by the Operating Partnership or a subsidiary whenever the Operating Partnership or its subsidiary shall create, assume, guarantee, or otherwise become liable in respect thereof.
      Debt Service Test. The Operating Partnership will not, and will not permit any of its subsidiaries to, incur any Debt (including without limitation Acquired Debt) if the ratio of Consolidated Income Available for Debt Service to Annual Debt Service Charge for the period consisting of the four consecutive fiscal quarters most recently ended prior to the date on which such additional Debt is to be incurred shall have been less than 1.5:1 on a pro forma basis after giving effect to the incurrence of such Debt and the application of the proceeds from such Debt, and calculated on the following assumptions:

•	such Debt and any other Debt (including without limitation Acquired Debt) incurred by the Operating Partnership or any of its subsidiaries since the first day of such four-quarter period had been incurred, and the application of the proceeds from such Debt (including to repay or retire other Debt) had occurred, on the first day of such period;

•	the repayment or retirement of any other Debt of the Operating Partnership or any of its subsidiaries since the first day of such four-quarter period had occurred on the first day of such period (except that, in making this computation, the amount of Debt under any revolving credit facility, line of credit or similar facility will be computed based upon the average daily balance of such Debt during such period); and

•	in the case of any acquisition or disposition by the Operating Partnership or any of its subsidiaries of any asset or group of assets with a fair market value in excess of $1 million, since the first day of such four-quarter period, whether by merger, stock purchase or sale or asset purchase or sale or otherwise, such acquisition or disposition had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition or disposition being included in such pro forma calculation.
      If the Debt giving rise to the need to make the calculation described above or any other Debt incurred after the first day of the relevant four-quarter period bears interest at a floating rate, then, for purposes of calculating the Annual Debt Service Charge, the interest rate on such Debt will be computed on a pro forma basis by applying the average daily rate which would have been in effect during the entire four-quarter period to the greater of the amount of such Debt outstanding at the end of such period or the average amount of Debt outstanding during such period. For purposes of the foregoing, Debt will be deemed to be incurred by the

Operating Partnership or a subsidiary whenever the Operating Partnership or its subsidiary shall create, assume, guarantee, or otherwise become liable in respect thereof.
      Secured Debt Test. The Operating Partnership will not, and will not permit any of its subsidiaries to, incur any Debt (including without limitation Acquired Debt) secured by any Lien on any property or assets of the Operating Partnership or any of its subsidiaries, whether owned on the date of the indenture or subsequently acquired, if, immediately after giving effect to the incurrence of such Debt and the application of the proceeds from such debt on a pro forma basis, the aggregate principal amount (determined on a consolidated basis in accordance with United States generally accepted accounting principles) of all outstanding Debt of the Operating Partnership and its subsidiaries which is secured by a Lien on any property or assets of the Operating Partnership or any of its subsidiaries is greater than 40% of the sum of (without duplication) the following:

•	the Total Assets of the Operating Partnership and its subsidiaries as of the last day of the then most recently ended fiscal quarter; and

•	the aggregate purchase price of any real estate assets or mortgages receivable acquired, and the aggregate amount of any securities offering proceeds received (to the extent such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt) by the Operating Partnership or any of its subsidiaries since the end of such fiscal quarter, including the proceeds obtained from the incurrence of such additional debt, determined on a consolidated basis in accordance with United States generally accepted accounting principles.
For purposes of the foregoing, Debt will be deemed to be incurred by the Operating Partnership or a subsidiary whenever the Operating Partnership or its subsidiary shall create, assume, guarantee, or otherwise become liable in respect thereof.
      Maintenance of Total Unencumbered Assets. The Operating Partnership will not have at any time Total Unencumbered Assets of less than 150% of the aggregate principal amount of all outstanding Unsecured Debt of the Operating Partnership and its subsidiaries determined on a consolidated basis in accordance with United States generally accepted accounting principles.
      Existence. Except as permitted under “Merger, Consolidation or Sale of Assets,” the Operating Partnership will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises. However, the Operating Partnership will not be required to preserve any right or franchise if the Board of Directors of the Company determines that the preservation of the right or franchise is no longer desirable in the conduct of its business and that the loss of the right or franchise is not disadvantageous in any material respect to the holders of the debt securities.
      Maintenance of Properties. The Operating Partnership will cause all of its properties used or useful in the conduct of its business or the business of any subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and cause all necessary repairs, renewals, replacements, betterments and improvements to be made, all as in the judgment of the Operating Partnership and the Company may be necessary in order for the Operating Partnership to all times properly and advantageously conduct its business in connection with the properties.
      Insurance. The Operating Partnership will, and will cause each of its subsidiaries to, keep in force upon all of its properties and operations insurance policies carried with responsible companies in customary amounts and covering customary risks in accordance with prevailing market conditions and availability.
      Payment of Taxes and Other Claims. The Operating Partnership will pay or discharge or cause to be paid or discharged before it becomes delinquent:

•	all taxes, assessments and governmental charges levied or imposed on it or any subsidiary or on its or any subsidiary’s income, profits or property; and

•	all lawful claims for labor, materials and supplies that, if unpaid, might by law become a lien upon its or any subsidiary’s property. However, the Operating Partnership will not be required to pay or discharge or cause to be paid or discharged any tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings.
      Provision of Financial Information. The Operating Partnership will:

•	file with the trustee, within 15 days after the Operating Partnership or the Company is required to file them with the SEC, copies of the annual reports and information, documents and other reports which the Operating Partnership or the Company may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Operating Partnership or the Company is not required to file information, documents or reports pursuant to those Sections, then the Operating Partnership will file with the trustee and the SEC, in accordance with rules and regulations prescribed by the SEC, such of the supplementary and periodic information, documents and reports which Section 13 of the Exchange Act may require with respect to a security listed and registered on a national securities exchange;

•	file with the trustee and the SEC, in accordance with the rules and regulations prescribed from time to time by the SEC, any additional information, documents and reports with respect to compliance by the Operating Partnership and the Company with the conditions and covenants of the indenture as such rules and regulations may require; and

•	transmit to the holders of the debt securities, within 30 days after filing with the trustee, in the manner and to the extent provided in the Trust Indenture Act of 1939, as amended, such summaries of any information, documents and reports required to be filed by the Operating Partnership and the Company pursuant to the bullet points above as the SEC’s rules and regulations may require.
      Subsidiary Guarantees. The Operating Partnership will not permit any of its subsidiaries to guarantee or secure through the granting of liens, the payment of any Debt of the Operating Partnership or any guarantor and the indenture also provides that the Operating Partnership will not and will not permit any of its subsidiaries to pledge any intercompany notes representing obligations of any of its subsidiaries, to secure the payment of any debt of the Operating Partnership or any guarantor, in each case unless such subsidiary (a “Subsidiary Guarantor”), the Operating Partnership and the trustee execute and deliver a supplemental indenture evidencing such subsidiary’s guarantee providing for the unconditional guarantee by the subsidiary, on a senior basis, of the debt securities. If any Subsidiary Guarantor is released from all of its obligations described above, it will also be released from its unconditional guarantee.
      Deletions, Modifications or Additions. We will specify in the applicable prospectus supplement any deletions of, modifications of, or additions to the covenants described above with respect to any series of debt securities.
Events Of Default, Notice And Waiver
      Unless we specify otherwise in the applicable prospectus supplement, the indenture provides that the following events are “events of default” with respect to any series of debt securities issued under the indenture:

•	default in the payment of any interest upon any debt security of that series when such interest becomes due and payable, and continuance of that default for a period of 30 days;

•	default in the payment of principal of or premium, if any, on any debt security of that series when due and payable;

•	default in the performance or breach of any covenant or warranty of the Operating Partnership in the indenture with respect to any debt security of that series (other than a covenant or warranty the default or breach of which is specifically dealt with in the indenture or that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after receipt of written notice as provided in the indenture;

•	the following:

•	default by the Operating Partnership or any subsidiary of the Operating Partnership in the payment (whether at stated maturity, upon acceleration, upon required prepayment or otherwise), beyond any grace period, of any principal of or interest on any bond, note, debenture or other evidence of indebtedness; or

•	any other breach or default (or other event or condition) under any agreement, indenture or instrument relating to any such bond, security, debenture or other evidence of indebtedness beyond any cure period, if as a result, the holder or holders of any such bond, security, debenture or other evidence of indebtedness has the immediate right to cause any such instrument to become or be declared due and payable, or required to be prepaid, redeemed, purchased or defeased (or an offer of prepayment, redemption, purchase or defeasance be made), prior to its stated maturity (other than by a scheduled mandatory prepayment), which in the aggregate under the bullet points above have a principal amount equal to or greater than $20,000,000 without such instrument having been discharged, or such breach or default having been cured, within a period of 10 days after the notice specified in the indenture has been provided;

•	certain events of bankruptcy, insolvency or reorganization with respect to the Operating Partnership, the Company or any significant subsidiary of the Operating Partnership (as defined in Regulation S-X under the Securities Act); and

•	any other event of default provided with respect to debt securities of that series that is described in the applicable prospectus supplement.
      A supplemental indenture establishing the terms of a particular series of debt securities may delete, modify or add to the events of default described above.
      No event of default with respect to a particular series of debt securities necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of an event of default may constitute an event of default under our bank credit agreements in existence from time to time. In addition, the occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.
      If an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare all debt securities of that series to be due and payable immediately.
      At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the declaration of acceleration and its consequences if:

•	the Operating Partnership has paid or deposited with the trustee a sum sufficient to pay:

•	all overdue installments of interest on all outstanding debt securities of that series;

•	the principal of (and premium, if any, on) any outstanding debt securities of that series which have become due otherwise than by such declaration of acceleration, and interest thereon at the rates provided for in such debt securities;

•	to the extent lawful, interest upon overdue installments of interest at the rate or rates provided in such debt securities; and

•	all sums paid or advanced by the trustee under the indenture and reasonable compensation, expenses, disbursements and the advances of the trustee, its agents and counsel; and

•	all events of default with respect to debt securities of that series, other than the nonpayment of the principal of (or premium, if any) or interest on debt securities of that series which have become due solely by such declaration of acceleration, have been cured or waived.
      The indenture also provides that the holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of such series waive any past default under the indenture with respect to such debt securities and its consequences, except a default:

•	in the payment of the principal of (or premium, if any) or interest on or payable in respect of any debt security of such series; or

•	in respect of a covenant or provision of the indenture which cannot be modified or amended without the consent of the holder of each outstanding debt security of such series affected.
      If the trustee knows of a default with respect to the debt securities of any series, the indenture requires the trustee, within 90 days after the default, to give notice to the holders of such debt securities, unless such default shall have been cured or waived. However the trustee may withhold notice to the holders of any debt securities of such series of any default (except a default in the payment of the principal of (or premium, if any) or interest, if any, on any debt security of such series) if the trustee determines such withholding is in the interest of such holders.
      The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holders of outstanding debt securities, unless the holders offer the trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.
      No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series; and

•	the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered reasonable indemnity, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.
      Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.
      The indenture requires the Operating Partnership, within 120 days after the end of each fiscal year, to furnish to the trustee a statement as to compliance with the indenture. Further, upon any request by the Operating Partnership to take any action under the indenture, the Operating Partnership will furnish to the trustee:

•	an officers’ certificate stating that all conditions precedent, if any, provided for in the indenture relating to the proposed action have been complied with; and

•	an opinion of counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with.

Modification And Waiver
      We may modify and amend the indenture with the consent of the holders of a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments except that we may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

•	change the stated maturity of the principal of (or premium, if any, on) or any installment of principal of, or premium, if any, or the interest payment date with respect to such debt security;

•	reduce the principal amount of debt securities or the rate or amount of interest on such debt securities, or any premium payable on such debt security;

•	adversely affect the right of any holder of debt securities to repayment of such debt security at the holder’s option;

•	change any place, or the currency, for payment of principal on any debt security or any premium or interest thereon;

•	impair the right to institute suit for enforcement of any payment on or with respect to such debt security;

•	reduce the amount of debt securities whose holders must consent to an amendment or waiver or reduce the quorum or voting requirements set forth in the indenture; or

•	modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect such action or to provide that certain other provisions may not be modified or waived without the consent of the holder of such debt security.
      The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive the Operating Partnership’s compliance with certain covenants of the indenture.
      Modifications and amendments of the indenture may be made by the Operating Partnership and the trustee without the consent of any holder of debt securities issued thereunder for any of the following purposes:

•	to evidence the succession of another person to the Operating Partnership or any guarantor under the indenture;

•	to add to the covenants of the Operating Partnership or any guarantor for the benefit of the holders of the debt securities or to surrender any right or power conferred upon the Operating Partnership or any guarantor in the indenture;

•	to add events of default for the benefit of the holders of all or any series of debt securities;

•	to add or change any provisions of the indenture to facilitate the issuance of the debt securities in certificated form, provided that such action shall not adversely affect the interests of the holders of any debt securities in any material respect;

•	to secure the debt securities or guarantees;

•	to evidence and provide for the acceptance of appointment by a successor trustee or to facilitate the administration of the trusts under the indenture by more than one trustee;

•	to cure any ambiguity, defect or inconsistency in the indenture or to add or change any other provisions with respect to matters or questions arising under the indenture, provided that such action shall not adversely affect the interests of holders of debt securities of any series or any related guarantees in any material respect; or

•	to supplement any of the provisions of the indenture to the extent necessary to permit or facilitate discharge, legal defeasance, or covenant defeasance of any series of debt securities, provided that such action shall not adversely affect the interests of the holders of the debt securities and any related guarantees in any material respect.

      The indenture provides that in determining whether the holders of the requisite principal amount of outstanding debt securities of a series have given any request, demand, authorization, direction, notice, consent or waiver under the indenture or whether a quorum is present at a meeting of holders of the debt securities of a series, debt securities of each series owned by the Operating Partnership or any other obligor upon such debt securities or any affiliate of the Operating Partnership or of such other obligor will be disregarded.
      The indenture contains provisions for convening meetings of the holders of debt securities of a series. A meeting may be called at any time by the trustee and also, upon request, by the Operating Partnership or the holders of at least 25% in principal amount of the outstanding debt securities of such series, in any such case upon notice given as provided in the indenture. Except for any consent that must be given by the holder of each debt security affected by certain modifications and amendments of the indenture, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding debt securities of such series. However, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less or more than a majority, in principal amount of the outstanding debt securities of such series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of such specified percentage in principal amount of the outstanding debt securities of such series. Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with the indenture will be binding on all holders of debt securities of such series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding debt securities of any series; provided, however, that if any action is to be taken at such meeting with respect to a consent or waiver which may be given by the holders of not less than a specified percentage, which is less or more than a majority, in principal amount of the outstanding debt securities of such series, the persons holding or representing such specified percentage in principal amount of the outstanding debt securities of such series will constitute a quorum.
      Notwithstanding the provisions described above, the indenture provides that if any action is to be taken at a meeting of holders of debt securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that the indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all outstanding debt securities of such series affected thereby:

•	there shall be no minimum quorum requirement for such meeting; and

•	the principal amount of the outstanding debt securities of such series that are entitled to vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under the indenture.
Defeasance Of Debt Securities And Certain Covenants In Certain Circumstances
      Legal Defeasance and Covenant Defeasance. Unless we specify otherwise in the applicable prospectus supplement, the indenture provides that the Operating Partnership may elect:

•	to be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer or exchange of debt securities of such series, to replace stolen, lost or mutilated debt securities of such series, and to maintain paying agencies and certain provisions relating to the treatment of funds held by paying agents) (“legal defeasance”); or

•	to be released from compliance with the covenants in the indenture (“covenant defeasance”).

      The Operating Partnership will be so discharged upon the deposit with the trustee, in trust, of money and/or Government Obligations that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient to pay and discharge each installment of principal (and premium, if any) and interest on the debt securities of that series on the scheduled due dates or the applicable redemption date in accordance with the terms of the indenture and those debt securities.
      This trust may only be established if, among other things:

•	the Operating Partnership has delivered to the trustee a legal opinion to the effect that the holders of the debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of such legal defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance or covenant defeasance had not occurred, and such legal opinion, in the case of legal defeasance, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable United States federal, income tax law occurring after the date of the indenture;

•	if the cash and Government Obligations deposited are sufficient to pay the principal of, and premium, if any, and interest on such debt securities of such series, provided such debt securities are redeemed on a particular redemption date, the Operating Partnership shall have given the trustee irrevocable instructions to redeem the debt securities of such series on such date and shall have provided notice of such redemption to the holders of such series of debt securities;

•	such legal defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under, the indenture or any other material agreement or instrument to which the Operating Partnership is a party or by which it is bound; and

•	no event of default or event which with notice or lapse of time or both would become an event of default with respect to the debt securities shall have occurred and shall be continuing on the date of, or, solely in the case of events of default due to certain events of bankruptcy, insolvency, or reorganization, during the period ending on the 91st day after the date of, such deposit into trust.
      Covenant Defeasance and Events of Default. In the event the Operating Partnership exercises its option to effect covenant defeasance with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any event of default, the amount of money and/or Government Obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the event of default. However, the Operating Partnership will remain liable for those payments.
Definitions
      As used in this “Description of the Debt Securities”,
      “Acquired Debt” means Debt of a person:

•	existing at the time such person is merged or consolidated with or into, or becomes a subsidiary of, the Operating Partnership; or

•	assumed by the Operating Partnership or any of its subsidiaries in connection with the acquisition of assets from such person.
Acquired Debt shall be deemed to be incurred on the date the acquired person is merged or consolidated with or into, or becomes a subsidiary of, the Operating Partnership or the date of the related acquisition.

      “Annual Debt Service Charge” means, for any period, the interest expense of the Operating Partnership and its subsidiaries for such period, determined on a consolidated basis in accordance with generally accepted accounting principles, including, without duplication:

•	all amortization of debt discount and premiums;

•	all accrued interest;

•	all capitalized interest; and

•	the interest component of capitalized lease obligations.
      “Consolidated Income Available for Debt Service” for any period means Consolidated Net Income of the Operating Partnership and its subsidiaries for such period, plus amounts which have been deducted and minus amounts which have been added for, without duplication:

•	interest expense on Debt;

•	provision for taxes based on income;

•	amortization of debt discount, premium and deferred financing costs;

•	provisions for gains and losses on sales or other dispositions of properties and other investments;

•	property depreciation and amortization;

•	the effect of any non-cash items; and

•	amortization of deferred charges, all determined on a consolidated basis in accordance with generally accepted accounting principles.
      “Consolidated Net Income” for any period means the amount of net income (or loss) of the Operating Partnership and its subsidiaries for such period, excluding, without duplication:

•	extraordinary items; and

•	the portion of net income (but not losses) of the Operating Partnership and its subsidiaries allocable to minority interests in unconsolidated persons to the extent that cash dividends or distributions have not actually been received by the Operating Partnership or one of its subsidiaries, all determined on a consolidated basis in accordance with generally accepted accounting principles.
      “Debt” means, with respect to any person, any indebtedness of such person, whether or not contingent, in respect of:

•	borrowed money or evidenced by bonds, notes, debentures or similar instruments;

•	indebtedness secured by any Lien on any property or asset owned by such person, but only to the extent of the lesser of:

•	the amount of indebtedness so secured; and

•	the fair market value (determined in good faith by the board of directors of such person or, in the case of the Operating Partnership or a subsidiary, by the Company’s Board of Directors) of the property subject to such Lien;

•	reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued or amounts representing the balance deferred and unpaid of the purchase price of any property except any such balance that constitutes an accrued expense or trade payable; or

•	any lease of property by such person as lessee which is required to be reflected on such person’s balance sheet as a capitalized lease in accordance with generally accepted accounting principles, and also includes, to the extent not otherwise included, any obligation of such person to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), Debt of the types referred to above of another person (it being understood that Debt shall be deemed to be incurred by such person whenever such person shall create, assume, guarantee or otherwise become liable in respect thereof).

      “Government Obligations” means securities which are:

•	direct obligations of the United States of America, for the payment of which its full faith and credit is pledged; or

•	obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America and which, in either of the above cases, are not callable or redeemable at the option of the issuer thereof and also includes a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as provided by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by such depository receipt.
      “Lien” means any mortgage, deed of trust, lien, charge, pledge, security interest, security agreement, or other encumbrance of any kind.
      “Total Assets” means the sum of, without duplication:

•	Undepreciated Real Estate Assets; and

•	all other assets (excluding accounts receivable and intangibles) of the Operating Partnership and its subsidiaries, all determined on a consolidated basis in accordance with generally accepted accounting principles.
      “Total Unencumbered Assets” means the sum of, without duplication:

•	those Undepreciated Real Estate Assets which are not subject to a Lien securing Debt; and

•	all other assets (excluding accounts receivable and intangibles) of the Operating Partnership and its subsidiaries not subject to a Lien securing Debt, all determined on a consolidated basis in accordance with generally accepted accounting principles.
      “Undepreciated Real Estate Assets” means, as of any date, the cost (original cost plus capital improvements) of real estate assets of the Operating Partnership and its subsidiaries on such date, before depreciation and amortization, all determined on a consolidated basis in accordance with generally accepted accounting principles.
      “Unsecured Debt” means Debt of the Operating Partnership or any of its subsidiaries which is not secured by a Lien on any property or assets of the Operating Partnership or any of its subsidiaries.
U.S. FEDERAL INCOME TAX CONSIDERATIONS
      The following is a general summary of certain material United States federal income tax consequences that may be relevant to the purchase, ownership and disposition of the debt securities offered by this prospectus. This summary is for general information only and is not intended to be, nor should it be construed as, tax advice.
      The information in this summary is based on:

•	the Internal Revenue Code of 1986, as amended (the “Code”);

•	current, temporary and proposed Treasury Regulations promulgated under the Code;

•	the legislative history of the Code;

•	current administrative interpretations and practices of the Internal Revenue Service (“IRS”); and

•	court decisions;
in each case, as of the date of this prospectus and all of which are subject to change and to different interpretations. In addition, the administrative interpretations and practices of the IRS include its practices and policies as expressed in private letter rulings that are not binding on the IRS except with respect to the particular taxpayers who requested and received those rulings. Changes to any of the foregoing authorities could apply on a retroactive basis and may adversely affect the tax considerations described in this prospectus. We have not requested, and do not plan to request, any rulings from the IRS concerning our tax treatment with respect to matters discussed in this summary, and the statements in this prospectus are not binding on the IRS or any court. Thus, we can provide no assurance that the tax considerations contained in this summary will not be challenged by the IRS or will be sustained by a court if challenged by the IRS. This summary does not discuss any state, local or non-U.S. tax considerations.
      Prospective investors are urged to consult their tax advisors regarding the tax consequences of:

•	the acquisition, ownership and sale or other disposition of the debt securities offered under this prospectus, including the federal, state, local, foreign and other tax consequences; and

•	potential changes in the tax laws.
      Scope of Discussion. This general discussion of certain U.S. federal income tax considerations may be relevant to prospective investors who acquire the debt securities upon their initial issuance at the issue price (which will be set forth on the cover of the related prospectus supplement) for cash and hold the debt securities as a “capital asset,” generally, property held for investment, as defined in Section 1221 of the Code. This summary does not consider all of the rules which may be relevant in determining the United States federal income tax treatment of an investment in the debt securities based on the prospective investor’s particular circumstances. For example, this general discussion does not address tax considerations which may be applicable to a prospective investor who is:

•	a broker-dealer or a dealer in securities or currencies;

•	an S corporation;

•	a bank, thrift or other financial institution;

•	a regulated investment company or a real estate investment trust;

•	an insurance company;

•	a tax-exempt organization;

•	subject to the alternative minimum tax provisions of the Code;

•	holding the debt securities as part of a hedge, straddle, conversion, integrated or other risk reduction or constructive sale transaction;

•	holding the debt securities through a partnership or other pass-through entity;

•	a person whose “functional currency” is not the U.S. dollar; or

•	a United States expatriate.
      This discussion assumes the debt securities will be issued without original issue discount, sometimes referred to as “OID.” If one or more series of debt securities are issued with OID, disclosure concerning the tax considerations arising therefrom will be included with the applicable prospectus supplement.

United States Holders
      As the term is used in this summary, a “United States holder” is a beneficial holder of debt securities and who is:

•	a citizen or resident of the United States;

•	a corporation or partnership, including a limited liability company or other entity treated as a corporation or partnership for United States federal income tax purposes, created or organized under the laws of the United States, any state thereof or the District of Columbia, unless, in the case of a partnership, Treasury Regulations provide otherwise;

•	an estate, the income of which is subject to United States federal income tax regardless of its source; or

•	a trust, if a United States court can exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or if the trust was in existence on August 20, 1996 and has elected to continue to be treated as a United States person.
      Taxation of Stated Interest. United States holders generally must include interest on the debt securities in their federal taxable income as ordinary income:

•	when it accrues, for United States holders that use the accrual method of accounting for United States federal income tax purposes; or

•	when it is actually or constructively received, for United States holders that use the cash method of accounting for United States federal income tax purposes.
      If we call a series of debt securities for redemption, we may be obligated to pay additional amounts in excess of stated principal and interest. We intend to take the position that the debt securities should not be treated as contingent payment debt instruments because of this additional payment. Assuming such position is respected, a United States holder would be required to include in income the amount of any such additional payment at the time such payment is received or accrued in accordance with such United States holder’s method of accounting for United States federal income tax purposes. If the IRS successfully challenged this position, and the debt securities were treated as contingent payment debt instruments, United States holders could be required to accrue interest income at a rate higher than the stated interest rate on the debt securities and to treat as ordinary income, rather than capital gain, any gain recognized on a sale, exchange or redemption of a debt security. United States holders are urged to consult their tax advisors regarding the potential application to the debt securities of the contingent payment debt instrument rules and the consequences thereof.
      Sale, Exchange or Other Taxable Disposition of the Debt Securities. Unless a nonrecognition provision applies, United States holders must recognize taxable gain or loss on the sale, exchange, redemption, retirement or other taxable disposition of a debt security. The amount of gain or loss equals the difference between (i) the amount the United States holder receives for the debt security in cash or other property, valued at fair market value, less the amount thereof that is attributable to accrued but unpaid interest on the debt security and (ii) the United States holder’s adjusted tax basis in the debt security. A United States holder’s initial tax basis in a debt security generally will equal the price the holder paid for the debt security.
      Gain or loss generally will be long-term capital gain or loss if at the time the debt security is disposed of the United States holder has held it for more than one year. Otherwise, it will be a short-term capital gain or loss. The deductibility of capital losses is subject to limitations. Payments attributable to accrued interest which has not yet been included in income will be taxed as ordinary interest income.
      Information Reporting and Backup Withholding. Under Section 3406 of the Code and the Treasury Regulations, backup withholding at the applicable statutory rate may apply when United States holders receive interest payments on a debt security or proceeds from the sale or other disposition of a debt security. Certain holders including, among others, corporations, financial institutions and certain tax-exempt organiza-

tions, are generally not subject to backup withholding. In addition, backup withholding will not apply to any United States holder that provides a social security or other taxpayer identification number in the prescribed manner unless:

•	the IRS notifies us or our paying agent that the taxpayer identification number provided is incorrect;

•	the United States holder fails to report interest and dividend payments received on the holder’s tax return and the IRS notifies us or our paying agent that backup withholding is required; or

•	the United States holder fails to certify under penalty of perjury that backup withholding does not apply to the holder.
      A United States holder of debt securities who does not provide us or our paying agent with his or her correct taxpayer identification number may be subject to penalties imposed by the IRS. If backup withholding does apply to any United States holder, that holder may request a refund of the amounts withheld or use the amounts withheld as a credit against the holder’s United States federal income tax liability as long as the United States holder provides the required information to the IRS. United States holders should consult their tax advisors as to their qualification for exemption from backup withholding and the procedures for obtaining the exemption.
      We will be required annually to furnish the IRS and holders of debt securities information relating to the amount of interest paid on the debt securities, and that information reporting may also apply to payments of proceeds from the sale of the debt securities to those holders. Some United States holders, including corporations, financial institutions and certain tax-exempt organizations, are generally not subject to information reporting.
Non-United States Holders
      This section applies to non-United States holders of the debt securities. The term “non-United States holder” means a beneficial owner of a debt security that is not a United States holder.
      Special rules may apply to certain non-United States holders such as “controlled foreign corporations” and “passive foreign investment companies.” Such entities are urged to consult their tax advisors to determine the United States federal, state, local and other tax consequences that may be relevant to them.
      Payments of Interest. Interest paid to non-United States holders will not be subject to United States federal income or withholding tax if the interest is not effectively connected with the non-United States holders’ conduct of a trade or business within the United States, and the non-United States holder:

•	does not actually or constructively own a 10% or greater interest in our capital or profits;

•	is not a controlled foreign corporation with respect to which we are a “related person” within the meaning of Section 864(d)(4) of the Code;

•	is not a bank that received such debt securities on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of trade or business; and

•	provides the appropriate certification as to the holder’s foreign status.
This certification requirement generally can be met by providing a properly executed IRS Form W-8BEN or appropriate substitute form to us or our paying agent. If the debt securities are held through a financial institution or other agent acting on behalf of the non-United States holder, such holder may be required to provide appropriate documentation to his or her agent. The agent will then generally be required to provide appropriate certifications to us or our paying agent, either directly or through other intermediaries. Special certification rules apply to foreign partnerships, estates and trusts, and in certain circumstances certifications as to foreign status of partners, trust owners or beneficiaries may have to be provided to us or our paying agent.
      If the non-United States holder does not qualify for an exemption under these rules, interest income from the debt securities may be subject to withholding tax at the rate of 30% (or lower applicable treaty rate) at the time such interest is paid. The payment of interest effectively connected with a United States trade or business, however, would not be subject to a 30% withholding tax so long as the non-United States holder provides us or our paying agent an adequate certification (currently on IRS Form W-8ECI), but such interest would be subject to United States federal income tax on a net basis at the rates applicable to United States persons generally. In addition, if the non-United States holder is a foreign corporation and the payment of interest is effectively connected with the conduct of a United States trade or business, the non-United States holder may also be subject to a 30% (or lower applicable treaty rate) branch profits tax. To claim the benefit of a tax treaty, the non-United States holder must provide a properly executed IRS Form W-8BEN before the payment of interest and the non-United States holder may be required to obtain a United States taxpayer identification number and provide documentary evidence issued by foreign governmental authorities to prove residence in the foreign country.
      Sale, Exchange or Other Taxable Disposition of Debt Securities. A non-United States holder generally will not be subject to United States federal income tax on any amount that constitutes capital gain upon a sale, exchange, redemption, retirement or other taxable disposition of a debt security, except as provided below:

•	the net gain derived from the retirement or disposition of debt securities generally would be subject to United States federal income tax at the rate applicable to United States persons generally (or lower applicable treaty rate) if the investment in the debt securities is effectively connected with the non-United States holder’s conduct of a United States trade or business. In addition, foreign corporations may be subject to a 30% (or lower applicable treaty rate) branch profits tax if the investment in the debt security is effectively connected with the foreign corporation’s conduct of a United States trade or business; or

•	the gain derived from the retirement or disposition of debt securities generally would be subject to a flat 30% United States federal income tax, which may be offset by United States source capital losses, if the non-United States holder (i) is a nonresident alien individual holding the debt security as a capital asset, (ii) is present in the United States for 183 or more days in the taxable year within which the sale, redemption or other disposition takes place, and (iii) certain other requirements are met; or

•	the gain derived from the retirement or disposition of debt securities generally may be subject to U.S. federal income tax if the non-United States holder is subject to provisions of United States tax laws applicable to certain United States expatriates, and we encourage such holders to consult their tax advisor to determine the United States federal, state, local and other tax consequences that may be relevant to them.
      Backup Withholding and Information Reporting. No backup withholding or information reporting will generally be required with respect to interest paid to non-United States holders of debt securities if the beneficial owner of the debt security provides the certification described above in “Non-United States Holders — Payments of Interest” or is an exempt recipient and, in each case, we do not have actual knowledge that the beneficial owner is a United States person.
      Information reporting requirements and backup withholding tax generally will not apply to any payments of the proceeds of the sale of a debt security effected outside the United States by a foreign office or a foreign broker (as defined in applicable Treasury Regulations). However, unless such broker has documentary evidence in its records that the beneficial owner is a non-United States holder and certain other conditions are met, or the beneficial owner otherwise establishes an exemption, information reporting but not backup withholding will apply to any payment of the proceeds of the sale of a debt security effected outside the United States by such a broker if it:

•	is a United States person, as defined in the Code;

•	derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States;

•	is a controlled foreign corporation for United States federal income tax purposes; or

•	is a foreign partnership that, at any time during its taxable year, has 50% or more of its income or capital interests owned by United States persons or is engaged in the conduct of a United States trade or business.
      Payment of the proceeds of any sale by a non-United States holder of a debt security effected by the United States office of a broker will be subject to information reporting and backup withholding requirements, unless the holder or beneficial owner of the debt security provides the certification described above in “Non-United States Holders — Payments of Interest” or otherwise establishes an exemption from back-up withholding.
      Non-United States holders of debt securities should consult their tax advisors regarding the application of information reporting and backup withholding in their particular situation, the availability of an exemption therefrom, and the procedure for obtaining the exemption, if available. Any amounts withheld from payments to a non-United States holder under the backup withholding rules will be allowed as a refund or a credit against the non-United States holder’s federal income tax liability, provided that the required information is furnished to the IRS.
PLAN OF DISTRIBUTION
      We may sell the debt securities offered pursuant to any applicable prospectus supplement, directly to one or more purchasers or though dealers, agents or underwriters. We may sell the debt securities offered pursuant to any applicable prospectus supplement in at-the-market equity offerings or on a negotiated or competitive bid basis through underwriters or dealers or directly to other purchasers or through agents. We will name any underwriter, dealer or agent involved in the offer and sale of the debt securities in the applicable prospectus supplement. We reserve the right to sell the debt securities directly to investors on our own behalf in those jurisdictions where and in such manner as we are authorized to do so.
      We may distribute the debt securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.
      We may also, from time to time, authorize dealers, acting as our agents, to offer and sell the debt securities upon the terms and conditions as are set forth in the applicable prospectus supplement. In connection with the sale of the debt securities, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the debt securities for whom they may act as agent. Underwriters may sell the debt securities to or through dealers, and dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.
      We will describe in the applicable prospectus supplement any underwriting compensation we pay to underwriters or agents in connection with the offering of the debt securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Dealers and agents participating in the distribution of the debt securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the debt securities may be deemed to be underwriting discounts and commissions. We may enter into agreements with any underwriters, dealers and agents which may entitle them to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to reimbursement for certain expenses. We will describe any indemnification agreements in the applicable prospectus supplement.
      Unless we specify otherwise in the related prospectus supplement, each series of debt securities offered will be a new issue with no established trading market. We may elect to list any series of debt securities on any exchange, but we are not obligated to do so. It is possible that one or more underwriters or agents may make a market in a series of offered debt securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, we cannot assure you as to the liquidity of the trading market for the debt securities.
      If indicated in the applicable prospectus supplement, we may authorize underwriters, dealers or other persons acting as our agents to solicit offers by certain institutions or other suitable persons to purchase the debt securities from us at the public offering price set forth in the prospectus supplements pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. We may make delayed delivery with various institutions, including commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. Delayed delivery contracts will be subject to the condition that the purchase of the debt securities covered by the delayed delivery contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject. The underwriters and agents will not have any responsibility with respect to the validity or performance of these contracts.
      To facilitate an offering of a series of the debt securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the debt securities. This may include over-allotments or short sales of the debt securities, which involves the sale by persons participating in the offering of more debt securities than we sold to them. In these circumstances, these persons would cover the over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the debt securities by bidding for or purchasing debt securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if debt securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the debt securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.
      Certain of the underwriters, dealers or agents and their respective associates may be customers of, and/or engage in transactions with and perform services for, us in the ordinary course of business.
VALIDITY OF THE SECURITIES
      The validity of the debt securities will be passed upon for us by Latham & Watkins LLP, San Francisco, California. Certain legal matters relating to Maryland law will be passed upon for us by Ballard Spahr Andrews & Ingersoll, LLP, Baltimore, Maryland.
EXPERTS
      The financial statements and financial statement schedules incorporated by reference to AMB Property Corporation’s and AMB Property, L.P.’s Current Reports on Form 8-K dated June 21, 2006 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control Over Financing Reporting) incorporated in this prospectus by reference to AMB Property Corporation’s and AMB Property, L.P.’s Annual Reports on Form 10-K for the year ended December 31, 2005 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firms as experts in auditing and accounting.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
      The SEC allows us to “incorporate by reference” the information we file with them which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference any future filings made with the SEC under Sections 13(a),

13(c), 14, or 15(d) of the Exchange Act between the date of the initial registration statement and prior to effectiveness of the registration statement and the following documents:

•	Annual Report of AMB Property, L.P. on Form 10-K for the year ended December 31, 2005 filed on March 13, 2006;

•	Annual Report of AMB Property Corporation on Form 10-K for the fiscal year ended December 31, 2005 filed on March 10, 2006, as amended on Form 10-K/ A filed on March 16, 2006;

•	Quarterly Report of AMB Property, L.P. on Form 10-Q for the quarter ended March 31, 2006 filed on May 10, 2006;

•	Quarterly Report of AMB Property Corporation on Form 10-Q for the quarter ended March 31, 2006 filed on May 10, 2006;

•	Current Reports of AMB Property, L.P. on Form 8-K filed on January 5, 2006, February 22, 2006, March 24, 2006, June 7, 2006, June 19, 2006 and June 21, 2006;

•	Current Reports of AMB Property Corporation on Form 8-K filed on January 5, 2006, February 22, 2006, March 24, 2006, June 7, 2006, June 19, 2006 and June 21, 2006;

•	Item 8.01 of the Current Reports of AMB Property Corporation on Form 8-K filed on January 24, 2006 and April 12, 2006 (as amended on form 8-K/ A filed on May 10, 2006);

•	AMB Property Corporation’s definitive proxy statement with respect to the 2006 Annual Meeting of Stockholders filed on March 30, 2006; and

•	all documents filed by either AMB Property, L.P. or AMB Property Corporation with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) after the date of this prospectus and prior to the termination of the offering (but excluding any documents or portions of documents which are deemed “furnished” and not filed with the SEC).
      This prospectus is part of a registration statement on Form S-3 we have filed with the SEC under the Securities Act. This prospectus does not contain all of the information in the registration statement. We have omitted certain parts of the registration statement, as permitted by the rules and regulations of the SEC. You may inspect and copy the registration statement, including exhibits, at the SEC’s Public Reference Room or website at www.amb.com. Information contained on our website is not and should not be deemed a part of this prospectus or any other report or filing filed with the SEC. Our statements in this prospectus about the contents of any contract or other document are not necessarily complete. You should refer to the copy of each contract or other document we have filed as an exhibit to the registration statement for complete information.
      We will furnish without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents to:
AMB Property, L.P.
AMB Property Corporation
Attn: Investor Relations
Pier 1, Bay 1
San Francisco, CA 94111
(415) 394-9000
WHERE YOU CAN FIND MORE INFORMATION
      We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our filings with the SEC are also available to the public at the SEC’s website at www.sec.gov. You may also obtain copies of the documents at prescribed rates by writing to the SEC’s Public Reference Section at 100 F Street, N.E., Washington, D.C. 20549.